                                                                         ANNEX A

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                        CHANCELLOR BROADCASTING COMPANY,

                     CHANCELLOR RADIO BROADCASTING COMPANY,

                          EVERGREEN MEDIA CORPORATION,

                    EVERGREEN MEZZANINE HOLDINGS CORPORATION

                                      AND

                   EVERGREEN MEDIA CORPORATION OF LOS ANGELES

                         DATED AS OF FEBRUARY 19, 1997

                    AMENDED AND RESTATED AS OF JULY 31, 1997

                               TABLE OF CONTENTS

                                   ARTICLE I
                        THE MERGER AND SUBSIDIARY MERGER

1.1   THE MERGER AND SUBSIDIARY MERGER.................................      A-1
1.2   CLOSING..........................................................      A-2
1.3   EFFECTIVE TIME...................................................      A-2
1.4   CERTIFICATES OF INCORPORATION....................................      A-2
1.5   CERTIFICATES OF DESIGNATIONS.....................................      A-2
1.6   BYLAWS...........................................................      A-3
1.7   DIRECTORS........................................................      A-3
1.8   OFFICERS.........................................................      A-4
1.9   EFFECT ON EVERGREEN CAPITAL STOCK................................      A-4
      (a)  Outstanding Evergreen Common Stock..........................      A-4
      (b)  Exchange of Certificates....................................      A-4
      (c)  Outstanding Evergreen Convertible Exchangeable Preferred
             Stock.....................................................      A-4
1.10  EFFECT ON COMPANY CAPITAL STOCK..................................      A-4
      (a)  Outstanding Shares..........................................      A-4
      (b)  Treasury Shares.............................................      A-5
      (c)  Outstanding Company Convertible Preferred Stock.............      A-5
      (d)  Impact of Stock Splits, etc.................................      A-5
1.11  EFFECT ON RADIO BROADCASTING CAPITAL STOCK.......................      A-5
      (a)  Outstanding Common Stock of Radio Broadcasting..............      A-5
      (b)  Outstanding 12 1/4% Series A Senior Cumulative Exchangeable
             Preferred Stock...........................................      A-5
      (c)  Outstanding 12% Exchangeable Preferred Stock................      A-5
1.12  EFFECT ON EMHC CAPITAL STOCK.....................................      A-5
1.13  EFFECT ON EMCLA COMMON STOCK.....................................      A-5
1.14  EXCHANGE OF CERTIFICATES.........................................      A-5
      (a)  Paying Agent................................................      A-5
      (b)  Exchange Procedures.........................................      A-6
      (c)  Letter of Transmittal.......................................      A-6
      (d)  Distributions with Respect to Unexchanged Shares............      A-6
      (e)  No Further Ownership Rights in Shares, Company Convertible
             Preferred Stock and Radio Broadcasting Preferred Stock....      A-7
      (f)  No Fractional Shares........................................      A-7
      (g)  Termination of Payment Fund.................................      A-7
      (h)  No Liability................................................      A-7
1.15  DISSENTING SHARES................................................      A-8

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF EVERGREEN

2.1   ORGANIZATION, STANDING AND CORPORATE POWER.......................      A-8
2.2   EVERGREEN CAPITAL STRUCTURE......................................      A-9
2.3   AUTHORITY; NONCONTRAVENTION......................................      A-9
2.4   SEC DOCUMENTS....................................................     A-11
2.5   ABSENCE OF CERTAIN CHANGES OR EVENTS.............................     A-11
2.6   NO EXTRAORDINARY PAYMENTS OR CHANGE IN BENEFITS..................     A-11

2.7   VOTING REQUIREMENTS..............................................     A-12
2.8   STATE TAKEOVER STATUTES..........................................     A-12
2.9   EVERGREEN FCC LICENSES; OPERATIONS OF EVERGREEN LICENSED
        FACILITIES.....................................................     A-12
2.10  BROKERS..........................................................     A-13
2.11  OPINION OF FINANCIAL ADVISOR.....................................     A-13
2.12  FCC QUALIFICATION................................................     A-13
2.13  COMPLIANCE WITH APPLICABLE LAWS..................................     A-13
2.14  ABSENCE OF UNDISCLOSED LIABILITIES...............................     A-13
2.15  LITIGATION.......................................................     A-13
2.16  TRANSACTIONS WITH AFFILIATES.....................................     A-13

ARTICLE IIA
REPRESENTATIONS AND WARRANTIES OF EMHC AND EMCLA

2A.1  ORGANIZATION, STANDING AND CORPORATE POWER.......................     A-14
2A.2  EMHC AND EMCLA CAPITAL STRUCTURE.................................     A-14
2A.3  AUTHORITY; NONCONTRAVENTION......................................     A-14

                                  ARTICLE III
      REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND RADIO BROADCASTING

3.1   ORGANIZATION, STANDING AND CORPORATE POWER.......................     A-15
3.2   COMPANY AND RADIO BROADCASTING CAPITAL STRUCTURE.................     A-16
3.3   AUTHORITY; NONCONTRAVENTION......................................     A-17
3.4   SEC DOCUMENTS....................................................     A-18
3.5   ABSENCE OF CERTAIN CHANGES OR EVENTS.............................     A-18
3.6   NO EXTRAORDINARY PAYMENTS OR CHANGE IN BENEFITS..................     A-18
3.7   VOTING REQUIREMENTS..............................................     A-19
3.8   STATE TAKEOVER STATUTES..........................................     A-19
3.9   COMPANY FCC LICENSES; OPERATIONS OF COMPANY LICENSED
        FACILITIES.....................................................     A-19
3.10  BROKERS..........................................................     A-19
3.11  OPINION OF FINANCIAL ADVISOR.....................................     A-20
3.12  FCC QUALIFICATION................................................     A-20
3.13  COMPLIANCE WITH APPLICABLE LAWS..................................     A-20
3.14  ABSENCE OF UNDISCLOSED LIABILITIES...............................     A-20
3.15  LITIGATION.......................................................     A-20
3.16  TRANSACTIONS WITH AFFILIATES.....................................     A-20

                                   ARTICLE IV
                             ADDITIONAL AGREEMENTS

4.1   PREPARATION OF FORM S-4S AND THE JOINT PROXY STATEMENT;
        INFORMATION SUPPLIED...........................................     A-21
4.2   MEETINGS OF COMPANY STOCKHOLDERS AND EVERGREEN   STOCKHOLDERS....
                                                                            A-22

4.3   ACCESS TO INFORMATION; CONFIDENTIALITY...........................     A-22
4.4   PUBLIC ANNOUNCEMENTS.............................................     A-22
4.5   ACQUISITION PROPOSALS............................................     A-23
4.6   CONSENTS, APPROVALS AND FILINGS..................................     A-23
4.7   AFFILIATES LETTERS...............................................     A-24
4.8   NASDAQ LISTING...................................................     A-24
4.9   STOCKHOLDER LITIGATION...........................................     A-24
4.10  INDEMNIFICATION..................................................     A-24
4.11  LETTER OF THE COMPANY'S ACCOUNTANTS..............................     A-24
4.12  LETTER OF EVERGREEN'S ACCOUNTANTS................................     A-24

                                   ARTICLE V
           COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO MERGER

5.1   CONDUCT OF BUSINESS..............................................     A-25
5.2   COMPANY STOCK OPTIONS............................................     A-26
5.3   OTHER ACTIONS....................................................     A-27

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

6.1   CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER.......     A-27
      (a)  Stockholder Approval........................................     A-27
      (b)  FCC Order...................................................     A-27
      (c)  Governmental and Regulatory Consents........................     A-27
      (d)  HSR Act.....................................................     A-28
      (e)  No Injunctions or Restraints................................     A-28
      (f)  Nasdaq Listing..............................................     A-28
      (g)  Form S-4s...................................................     A-28

6.2   CONDITIONS TO OBLIGATIONS OF EVERGREEN, EMCLA AND EMHC...........     A-28
      (a)  Representations and Warranties..............................     A-28
      (b)  Performance of Obligations of the Company and Radio
             Broadcasting..............................................     A-28
      (c)  Tax Opinion.................................................     A-28

6.3   CONDITIONS TO OBLIGATION OF THE COMPANY AND RADIO
      BROADCASTING.....................................................     A-28
      (a)  Representations and Warranties..............................     A-28
      (b)  Performance of Obligations of Evergreen, EMCLA and EMHC.....     A-29
      (c)  Tax Opinion.................................................     A-29

                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

7.1   TERMINATION......................................................     A-29
7.2   EFFECT OF TERMINATION............................................     A-29
7.3   AMENDMENT........................................................     A-30
7.4   EXTENSION; WAIVER................................................     A-30
7.5   PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER........     A-30

                                  ARTICLE VIII
                             SURVIVAL OF PROVISIONS

8.1   SURVIVAL.........................................................     A-30

                                   ARTICLE IX
                                    NOTICES

9.1   NOTICES..........................................................     A-30

                                   ARTICLE X
                                 MISCELLANEOUS

10.1  ENTIRE AGREEMENT.................................................     A-32
10.2  EXPENSES.........................................................     A-32
10.3  COUNTERPARTS.....................................................     A-32
10.4  NO THIRD PARTY BENEFICIARY.......................................     A-32
10.5  GOVERNING LAW....................................................     A-32
10.6  ASSIGNMENT; BINDING EFFECT.......................................     A-32
10.7  HEADINGS, GENDER, ETC............................................     A-32
10.8  INVALID PROVISIONS...............................................     A-32
10.9  VIACOM TRANSACTION...............................................     A-32

Annex I    Form of Amendment to EMHC Certificate of Incorporation

Annex II   Form of Amendment to EMCLA Certificate of Incorporation

Annex III  Form of Amended and Restated Certificate of Incorporation of Parent

Annex IV   Form of Amended and Restated Bylaws of Parent

Exhibit A   Form of Affiliate Letter

Exhibit B   Form of Certificate of Chancellor Broadcasting Company

Exhibit C   Form of Certificate of Chancellor Radio Broadcasting Company

Exhibit D   Form of Certificate of 5% Stockholder of Chancellor Broadcasting
            Company

Exhibit E   Form of Certificate of Evergreen Media Corporation

Exhibit F   Form of Certificate of Evergreen Mezzanine Holdings Corporation

Exhibit G   Form of Certificate of Evergreen Media Corporation of Los Angeles

Exhibit H   Form of Tax Opinion of Latham & Watkins

Exhibit I   Form of Tax Opinion of Weil, Gotshal & Manges LLP

                                    AMENDED AND RESTATED
                                AGREEMENT AND PLAN OF MERGER

     THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of February 19, 1997 and amended and restated as of July 31, 1997, by and among CHANCELLOR BROADCASTING COMPANY, a Delaware corporation (the "Company"), CHANCELLOR RADIO BROADCASTING COMPANY, a Delaware corporation and a direct subsidiary of the Company ("Radio Broadcasting"), EVERGREEN MEDIA CORPORATION, a Delaware corporation ("Evergreen"), EVERGREEN MEDIA CORPORATION OF LOS ANGELES, a Delaware corporation and a direct subsidiary of Evergreen ("EMCLA"), and EVERGREEN MEZZANINE HOLDINGS CORPORATION, a Delaware corporation and a direct subsidiary of Evergreen ("EMHC").

                                    RECITALS

     WHEREAS, the Company, Radio Broadcasting and Evergreen are parties to that certain Agreement and Plan of Merger, dated as of February 19, 1997 (the "Old Agreement");

     WHEREAS, Chancellor, Radio Broadcasting and Evergreen desire hereby to amend and restate the Old Agreement in its entirety and to add EMCLA and EMHC as parties to the Agreement;

     WHEREAS, prior to the Merger and the Subsidiary Merger (each as hereinafter defined), Evergreen will contribute all of the capital stock of EMCLA to EMHC as a capital contribution, such that EMCLA shall become a wholly-owned subsidiary of EMHC;

     WHEREAS, in connection with the execution and delivery of the Old Agreement, the Company and Evergreen entered into that certain Stockholders Agreement, dated as of February 19, 1997 (the "Stockholders Agreement"), with
(i) certain beneficial and record holders (the "Principal Company Stockholders") of the Class A Common Stock, $0.01 par value ("Company Class A Common Stock") and Class B Common Stock, $0.01 par value ("Company Class B Common Stock" and, collectively with the Company Class A Common Stock, the "Shares"), of the Company, and (ii) Scott K. Ginsburg, the beneficial and record holder (the "Principal Evergreen Stockholder") of substantially all of the outstanding Class B Common Stock, $0.01 par value ("Evergreen Class B Common Stock"), of Evergreen, which Stockholders Agreement provides for certain matters with respect to their respective Shares and Evergreen Class B Common Stock, including among other things, voting such Shares and Evergreen Class B Common Stock in favor of the adoption of this Agreement; and

     WHEREAS, Evergreen, the Company, Radio Broadcasting, EMCLA and EMHC desire to make certain representations, warranties, covenants and agreements in connection with such mergers and also to prescribe various conditions to such mergers;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                        THE MERGER AND SUBSIDIARY MERGER

     1.1 The Merger and Subsidiary Merger. Subject to the terms and conditions of this Agreement, (i) at the Effective Time (as defined in Section 1.3), the Company shall be merged with and into EMHC (the "Merger"), and thereafter (ii) at the Subsidiary Merger Effective Time (as defined in Section 1.3) Radio Broadcasting will be merged with and into EMCLA (the "Subsidiary Merger"), each in a transaction intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), in accordance with the Delaware General Corporation Law (the "Delaware Code"), and the separate corporate existences of each of the Company and Radio Broadcasting shall cease and EMHC shall continue as the surviving corporation of the Merger under the name Chancellor Mezzanine

Holdings Corporation (as such, the "Surviving Corporation") and EMCLA shall continue as the surviving corporation of the Subsidiary Merger under the name Chancellor Media Corporation of Los Angeles (as such, the "Subsidiary Surviving Corporation"), each under the laws of the State of Delaware with all the rights, privileges, immunities and powers, and subject to all the duties and liabilities, of a corporation organized under the Delaware Code. The Merger and Subsidiary Merger shall have the effects set forth in the Delaware Code.

     1.2 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.1, and subject to the satisfaction or waiver of the conditions set forth in
Article VI, the closing of the Merger (the "Closing") will take place at 10:00 a.m., Dallas, Texas time, on the second business day following the date on which the last to be fulfilled or waived of the conditions set forth in Article VI shall be fulfilled or waived in accordance with this Agreement (the "Closing Date"), at the offices of Weil, Gotshal & Manges LLP, 100 Crescent Court, Suite 1300, Dallas, Texas 75201, unless another date, time or place is agreed to in writing by the parties hereto. Subject to the consummation of the Merger, the closing of the Subsidiary Merger (the "Subsidiary Closing") shall take place (the "Subsidiary Closing Date") at the same location as the Closing but at a date and time agreed to in writing by the parties hereto.

     1.3 Effective Time. The parties hereto will file with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") on the date of the Closing and on the date of the Subsidiary Closing (or on such other date or dates as the parties may agree) certificates of merger or other appropriate documents, executed in accordance with the relevant provisions of the Delaware Code, and make all other filings or recordings required under the Delaware Code in connection with the Merger and the Subsidiary Merger. The Merger and the Subsidiary Merger shall each become effective upon the filing of the respective certificate of merger with the Delaware Secretary of State, or at such later time specified in such certificate of merger (the "Effective Time" and the "Subsidiary Merger Effective Time" respectively). The Subsidiary Merger shall not become effective until after the Effective Time.

     1.4  Certificates of Incorporation.

     (a) The Certificate of Incorporation of EMHC, as amended as set forth in Annex I hereto, shall be the Certificate of Incorporation of the Surviving Corporation, and the Certificate of Incorporation of EMCLA, as amended as set forth in Annex II hereto, shall be the Certificate of Incorporation of the Subsidiary Surviving Corporation, each until thereafter amended in accordance with their respective terms and as provided by applicable law. From and after the Effective Time, the name of the Surviving Corporation shall be Chancellor Mezzanine Holdings Corporation and after the Subsidiary Merger Effective Time the name of the Subsidiary Surviving Corporation shall be Chancellor Media Corporation of Los Angeles.

     (b) Concurrently with the execution and delivery of this Agreement, the Board of Directors of Evergreen has adopted a resolution setting forth and approving the Amended and Restated Certificate of Incorporation in the form set forth as Annex III hereto (the "Parent Charter"), and directing that the Parent Charter be considered by the stockholders of Evergreen at the Evergreen Stockholders Meeting (as hereinafter defined), all in accordance with the provisions of the Delaware Code. Prior to the Effective Time of the Merger, Evergreen shall file with the Delaware Secretary of State a certificate of amendment to its certificate of incorporation setting forth the Parent Charter, and from and after the effectiveness of the Parent Charter, the name of Evergreen shall be changed to Chancellor Media Corporation (as such, the "Parent").

     1.5 Certificates of Designations. At the Subsidiary Merger Effective Time, the Board of Directors of the Surviving Subsidiary Corporation shall authorize the designation of two series of preferred stock, $0.01 par value (collectively, the "Merger Preferred Stock"), of the Subsidiary Surviving Corporation, and at the Effective Time, the Board of Directors of Parent shall authorize the designation of a series of preferred stock, $0.01 par value (the "Parent Convertible Preferred Stock"), so as to permit the Subsidiary Surviving Corporation and Parent to issue the shares of Merger Preferred Stock and Parent Convertible Preferred Stock pursuant to Sections 1.10 and 1.11 hereof, and the Subsidiary Surviving Corporation shall file with the Delaware Secretary of State immediately following the Subsidiary Merger Effective Time a certificate of designations with respect to each series of Merger Preferred Stock, and the Parent shall file with the Delaware

Secretary of State immediately following the Effective Time a certificate of designations with respect to the Parent Convertible Preferred Stock, each pursuant to the Delaware Code.

     1.6  Bylaws.

     (a) The Bylaws of EMHC in effect immediately prior to the Merger shall be the Bylaws of the Surviving Corporation, and the Bylaws of EMCLA in effect immediately prior to the Subsidiary Merger shall be the Bylaws of the Subsidiary Surviving Corporation, each until thereafter amended in accordance with their terms and as provided by applicable law.

     (b) Concurrently with the execution and delivery of this Agreement, the Board of Directors of Evergreen has adopted the Amended and Restated Bylaws set forth in Annex IV, to be effective as of the Effective Time, and such Bylaws shall be the Bylaws of Parent until thereafter amended in accordance with their terms and as provided by applicable law.

     1.7 Directors. The directors of Parent at the Effective Time shall be as set forth below:

     Class I Directors

     Eric C. Neuman
     Perry J. Lewis

     Class II Directors

     Lawrence D. Stuart, Jr.
     Steven Dinetz
     Jeffrey A. Marcus
     James E. de Castro

     Class III Directors

     Thomas O. Hicks
     Scott K. Ginsburg
     John H. Massey
     Thomas J. Hodson

     The directors of the Surviving Corporation and the Subsidiary Surviving Corporation immediately following the Effective Time and Subsidiary Merger Effective Time, respectively, shall be the same as the directors of the Parent set forth in this Section 1.7, except that such directors will not be classified as to term.

     In addition, prior to the Effective Time, the Board of Directors of the Company shall be entitled to nominate one additional individual reasonably satisfactory to Evergreen, and such nominee, if any, shall become a Class I director of Parent at the Effective Time, and a director of the Surviving Corporation and Subsidiary Surviving Corporation at the Effective Time and Subsidiary Merger Effective Time, respectively. At or prior to the Effective Time, the Board of Directors of Evergreen and EMHC shall deliver or cause to be delivered to the Company (i) the resignations of each of the then current directors of Evergreen that is not designated to be a director of the Parent and the Surviving Corporation as set forth in this Section 1.7, to be effective as of the Effective Time (the "Board Resignations"), and (ii) certified copies of the resolutions of the remaining members of the Board of Directors of Evergreen and the sole director of EMHC appointing the Board of Directors of Parent and EMHC, respectively, as set forth in this Section 1.7, to be effective as of the Effective Time (the "Parent and EMHC Board Appointments"). In addition, at or prior to the Subsidiary Merger Effective Time, the sole director of EMCLA shall deliver or cause to be delivered to the Company certified copies of the resolutions of the remaining members of the Board of Directors of EMCLA appointing the Board of Directors of EMCLA as set forth in this Section 1.7, to be effective as of the Subsidiary Merger Effective Time (the "EMCLA Board Appointments" and, collectively with the Parent and EMHC Board Appointments, the "Board Appointments"). Each Class I director, Class II director and Class III director of Parent will hold office from the Effective Time until the 1998, 1999 and 2000 annual meetings of Parent, respectively, and in all cases, until his or her respective successor is duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation or Bylaws of Parent, or as otherwise provided by applicable law. Each director of the Surviving Corporation and the Subsidiary Surviving Corporation will hold office from the Effective Time and Subsidiary Merger Effective Time, respectively, and until his or her respective successor is duly elected or appointed and qualified in the manner provided in the Surviving Corporation's and Subsidiary Surviving Corporation's respective Certificate of Incorporation and Bylaws or as otherwise provided by applicable law.

     1.8 Officers. The initial senior executive officers of Parent and the Surviving Corporation at the Effective Time and of the Subsidiary Surviving Corporation at the Subsidiary Merger Effective Time shall be as set forth below:

Thomas O. Hicks..........................  Chairman of the Board
Scott K. Ginsburg........................  President and Chief Executive Officer
Steven Dinetz............................  Co-Chief Operating Officer
James E. de Castro.......................  Co-Chief Operating Officer
Matthew E. Devine........................  Chief Financial Officer

     Each such officer of Parent and the Surviving Corporation will hold office from the Effective Time and each such officer of the Subsidiary Surviving Corporation will hold office from the Subsidiary Merger Effective Time, and in each case, until his respective successor is duly elected or appointed and qualified in the manner provided in the respective Certificate of Incorporation and Bylaws of each of Parent, the Surviving Corporation and Subsidiary Surviving Corporation, or as otherwise provided by applicable law. The names, titles and responsibilities of the other individuals who initially will hold officerships with Parent, the Surviving Corporation and Subsidiary Surviving Corporation shall be determined by Evergreen and the Company prior to the Effective Time, and the election of these persons shall be considered by the Board of Directors of each of Parent and the Surviving Corporation following the Effective Time and by the Board of Directors of the Subsidiary Surviving Corporation following the Subsidiary Merger Effective Time.

     1.9 Effect On Evergreen Capital Stock. (a) Outstanding Evergreen Common Stock. Each of the shares of Evergreen Class B Common Stock and Class A Common Stock, $0.01 par value, of Evergreen ("Evergreen Class A Common Stock" and collectively with the Evergreen Class B Common Stock, the "Evergreen Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares of Evergreen Common Stock held as treasury shares by Evergreen) shall, by virtue of the effectiveness of the Parent Charter and without any action on the part of the holder thereof, be reclassified, changed and converted into one validly issued, fully paid and nonassessable share of the common stock, $0.01 par value ("Parent Common Stock"), of Parent.

     (b) Exchange of Certificates. Evergreen shall instruct its transfer agent that from and after the Effective Time, upon the presentation for transfer of any shares of Evergreen Common Stock or at the request of any holder thereof, the transfer agent shall issue to the transferee or holder thereof certificates representing that number of shares of Parent Common Stock into which such shares of Evergreen Common Stock were reclassified, changed and converted pursuant to the effectiveness of the Parent Charter.

     (c) Outstanding Evergreen Convertible Exchangeable Preferred Stock. Each share of $3.00 Convertible Exchangeable Preferred Stock, $0.01 par value (the "Evergreen Convertible Exchangeable Preferred Stock"), of Evergreen outstanding upon the effectiveness of the Parent Charter shall remain outstanding and shall become shares of preferred stock of Parent having the powers, preferences and relative rights set forth in the certificate of designation creating the Evergreen Convertible Exchangeable Preferred Stock.

     1.10 Effect On Company Capital Stock. (a) Outstanding Shares. Each of the Shares of the Company issued and outstanding immediately prior to the Effective Time (other than Shares held as treasury shares by the Company) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into a right to receive 0.9091 validly issued, fully paid and nonassessable shares of Parent Common Stock (the "Exchange Ratio"). The shares of Parent Common Stock to be issued to holders of Shares in accordance with this
Section 1.10(a), any cash to be paid in accordance with Section 1.14(f) in lieu of fractional shares of Parent Common Stock, and the shares of Merger Preferred Stock and Parent Convertible

Preferred Stock to be issued to holders of Company Convertible Preferred Stock (as hereinafter defined) and Radio Broadcasting Preferred Stock (as hereinafter defined) are referred to collectively as the "Merger Consideration."

     (b) Treasury Shares. Each Share issued and outstanding immediately prior to the Effective Time which is then held as a treasury share by the Company shall, by virtue of the Merger and without any action on the part of the Company, be cancelled and retired and cease to exist, without any conversion thereof.

     (c) Outstanding Company Convertible Preferred Stock. Each share (other than a Dissenting Share, as defined in Section 1.15 below) of 7% Convertible Preferred Stock, par value $0.01 per share ("Company Convertible Preferred Stock"), of the Company outstanding immediately prior to the Effective Time shall be converted into a right to receive one share of Parent Convertible Preferred Stock having substantially identical powers, preferences and relative rights as the Company Convertible Preferred Stock.

     (d) Impact of Stock Splits, etc. In the event of any change in Evergreen Common Stock and/or Shares between the date of this Agreement and the Effective Time of the Merger by reason of any stock split, stock dividend, subdivision, reclassification, recapitalization, combination, exchange of shares or the like, the number and class of shares of Parent Common Stock to be issued and delivered in the Merger in exchange for each outstanding Share as provided in this Agreement shall be proportionately adjusted.

     1.11 Effect On Radio Broadcasting Capital Stock. (a) Outstanding Common Stock of Radio Broadcasting. Each of the shares of common stock, $0.01 par value, of Radio Broadcasting issued and outstanding immediately prior to the Subsidiary Merger Effective Time shall, by virtue of the Subsidiary Merger, be cancelled, and no consideration shall be delivered in exchange therefor.

     (b) Outstanding 12 1/4% Series A Senior Cumulative Exchangeable Preferred Stock. Each share (other than a Dissenting Share) of 12 1/4% Series A Senior Cumulative Exchangeable Preferred Stock, par value $0.01 per share ("Radio Broadcasting 12 1/4% Preferred Stock"), of Radio Broadcasting outstanding immediately prior to the Subsidiary Merger Effective Time shall be converted into a right to receive one share of preferred stock of the Subsidiary Surviving Corporation having substantially identical powers, preferences and relative rights as the Radio Broadcasting 12 1/4% Preferred Stock.

     (c) Outstanding 12% Exchangeable Preferred Stock. Each share (other than a Dissenting Share) of 12% Exchangeable Preferred Stock, par value $0.01 per share ("Radio Broadcasting 12% Preferred Stock" and, collectively with the Radio Broadcasting 12 1/4% Preferred Stock, the "Radio Broadcasting Preferred Stock"), of Radio Broadcasting outstanding immediately prior to the Subsidiary Merger Effective Time shall be converted into a right to receive one share of preferred stock of the Subsidiary Surviving Corporation having substantially identical powers, preferences and relative rights as the Radio Broadcasting 12% Preferred Stock.

     1.12 Effect On EMHC Capital Stock. Each of the shares of common stock, $0.01 par value ("EMHC Common Stock"), of EMHC issued and outstanding immediately prior to the Effective Time shall remain outstanding and, following the Merger, shall represent all of the issued and outstanding capital stock of the Surviving Corporation.

     1.13 Effect On EMCLA Common Stock. Each of the shares of common stock, $0.01 par value ("EMCLA Common Stock"), of EMCLA issued and outstanding immediately prior to the Subsidiary Merger Effective Time shall remain outstanding and, following the Subsidiary Merger, shall represent all of the issued and outstanding common stock of the Subsidiary Surviving Corporation.

     1.14 Exchange Of Certificates. (a) Paying Agent. As of the Effective Time, Parent shall deposit with its transfer agent and registrar (the "Paying Agent"), for the benefit of the holders of Shares and Company Convertible Preferred Stock (other than holders of Dissenting Shares), and as of the Subsidiary Merger Effective Time, the Subsidiary Surviving Corporation shall deposit with the Paying Agent, for the benefit of the holders of Radio Broadcasting Preferred Stock (other than holders of Dissenting Shares), certificates representing the shares of Parent Common Stock, Parent Convertible Preferred Stock and Merger Preferred Stock to be issued to such holders pursuant to Sections 1.10 and 1.11 (such certificates, together with any dividends or distributions with respect to such certificates and any cash paid in lieu of fractional shares pursuant to Section 1.14(f), being hereinafter referred to as the "Payment Fund").

     (b) Exchange Procedures. As soon as practicable after the Effective Time and the Subsidiary Merger Effective Time, as applicable, each holder of an outstanding certificate or certificates which prior thereto represented Shares, shares of Company Convertible Preferred Stock or shares of Radio Broadcasting Preferred Stock shall, upon surrender to the Paying Agent of such certificate or certificates and acceptance thereof by the Paying Agent, be entitled to a certificate representing that number of whole shares of Parent Common Stock, Parent Convertible Preferred Stock or Merger Preferred Stock which the aggregate number of Shares, shares of Company Convertible Preferred Stock or shares of Radio Broadcasting Preferred Stock previously represented by such certificate or certificates surrendered shall have been converted into the right to receive pursuant to Sections 1.10 and 1.11 of this Agreement (with respect to the Parent Common Stock, including any cash to be received in lieu of fractional shares, as provided in Section 1.14(f) below). The Paying Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with its normal exchange practices. If the Merger Consideration (or any portion thereof) is to be delivered to any person other than the person in whose name the certificate or certificates representing Shares, shares of Company Convertible Preferred Stock or shares of Radio Broadcasting Preferred Stock surrendered in exchange therefor is registered, it shall be a condition to such exchange that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange shall pay to the Paying Agent any transfer or other taxes required by reason of the payment of such consideration to a person other than the registered holder of the certificate(s) surrendered, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable. After the Effective Time, there shall be no further transfer on the records of the Company, and after the Subsidiary Merger Effective Time, there shall be no further transfer on the records of Radio Broadcasting or, in each case, their respective transfer agents, of certificates representing Shares, shares of Company Convertible Preferred Stock or shares of Radio Broadcasting Preferred Stock and if such certificates are presented to the Surviving Corporation or Subsidiary Surviving Corporation for transfer, they shall be cancelled against delivery of the appropriate Merger Consideration as hereinabove provided. Until surrendered as contemplated by this Section 1.14(b), each certificate representing Shares, shares of Company Convertible Preferred Stock and shares of Radio Broadcasting Preferred Stock (other than certificates representing treasury Shares to be cancelled in accordance with Section 1.10(b)), shall be deemed at any time after the Effective Time and Subsidiary Merger Effective Time, as applicable, to represent only the right to receive upon such surrender the appropriate Merger Consideration, without any interest thereon, as contemplated by Sections 1.10 and 1.11.

     (c) Letter of Transmittal. Promptly after the Effective Time and the Subsidiary Merger Effective Time, as applicable (but in no event more than five business days thereafter), Parent and the Subsidiary Surviving Corporation, as appropriate, shall require the Paying Agent to mail to each record holder of certificates that immediately prior to the Effective Time represented Shares, shares of Company Convertible Preferred Stock or shares of Radio Broadcasting Preferred Stock which have been converted pursuant to Sections 1.10 and 1.11, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of certificates representing Shares, shares of Company Convertible Preferred Stock or shares of Radio Broadcasting Preferred Stock to the Paying Agent, and which shall be in such form and have such provisions as Parent and the Subsidiary Surviving Corporation reasonably may specify) and instructions for use in surrendering such certificates and receiving the consideration to which such holder shall be entitled therefor pursuant to Sections 1.10 and 1.11.

     (d) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock or Parent Convertible Preferred Stock with a record date after the Effective Time, or with respect to Merger Preferred Stock with a record date after the Subsidiary Merger Effective Time, shall be paid to the holder of any certificate that immediately prior to the Effective Time represented Shares or shares of Company Convertible Preferred Stock or immediately prior to the Subsidiary Merger Effective Time represented shares of Radio Broadcasting Preferred Stock which have been converted pursuant to Sections 1.10 or 1.11, until the surrender for exchange of such certificate in accordance with this Article I.

Following surrender for exchange of any such certificate, there shall be paid to the holder of such certificate, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time or Subsidiary Merger Effective Time, as applicable, theretofore paid with respect to the number of whole shares of Parent Common Stock, Parent Convertible Preferred Stock or Merger Preferred Stock into which the Shares, shares of Company Convertible Preferred Stock or shares of Radio Broadcasting Preferred Stock represented by such certificate immediately prior to the Effective Time and the Subsidiary Merger Effective Time, as applicable, were converted pursuant to Sections 1.10 or 1.11, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time or Subsidiary Merger Effective Time, as applicable, but prior to such surrender, and with a payment date subsequent to such surrender, payable with respect to such whole shares of Parent Common Stock, Parent Convertible Preferred Stock or Merger Preferred Stock.

     (e) No Further Ownership Rights in Shares, Company Convertible Preferred Stock and Radio Broadcasting Preferred Stock. The Merger Consideration (or, in respect of Dissenting Shares, the cash payment therefor) paid upon the surrender for exchange of certificates representing Shares, shares of Company Convertible Preferred Stock or shares of Radio Broadcasting Preferred Stock in accordance with the terms of this Article I shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the Shares, shares of Company Convertible Preferred Stock or shares of Radio Broadcasting Preferred Stock theretofore represented by such certificates, subject, however, to Parent's or the Subsidiary Surviving Corporation's obligation (if any) to pay any dividends or make any other distributions with a record date prior to the Effective Time or Subsidiary Merger Effective Time, as applicable, which may have been declared by the Company or Radio Broadcasting, as appropriate, on the Shares, shares of Company Convertible Preferred Stock, or shares of Radio Broadcasting Preferred Stock in accordance with the terms of this Agreement (or, with respect to the Company Convertible Preferred Stock and Radio Broadcasting Preferred Stock, in accordance with their respective terms) or prior to the date of this Agreement and which remain unpaid at the Effective Time or Subsidiary Merger Effective Time.

     (f) No Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of certificates that immediately prior to the Effective Time represented Shares which have been converted pursuant to Section 1.10, and each holder of Shares who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Parent Common Stock multiplied by the closing price per share of Evergreen Class A Common Stock on the Nasdaq National Market on the trading day immediately prior to the Effective Time.

     (g) Termination of Payment Fund. Any portion of the Payment Fund which remains undistributed to the holders of the certificates representing Shares, shares of Company Convertible Preferred Stock or shares of Radio Broadcasting Preferred Stock for 120 days after the Effective Time and Subsidiary Merger Effective Time, as applicable, shall be delivered to Parent or the Subsidiary Surviving Corporation, as applicable, upon demand, and any holders of Shares, shares of Company Convertible Preferred Stock or shares of Radio Broadcasting Preferred Stock who have not theretofore complied with this Article I shall thereafter look only to Parent or the Subsidiary Surviving Corporation, as appropriate, and only as general creditors thereof for payment of their claims for any Merger Consideration and any dividends or distributions with respect to Parent Common Stock, Parent Convertible Preferred Stock or Merger Preferred Stock.

     (h) No Liability. None of Evergreen, the Company, Radio Broadcasting, EMHC, EMCLA or the Paying Agent shall be liable to any person in respect of any cash, shares, dividends or distributions payable from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing Shares, shares of Company Convertible Preferred Stock or shares of Radio Broadcasting Preferred Stock shall not have been surrendered prior to five years after the Effective Time or Subsidiary Merger Effective Time, as applicable (or immediately prior to such earlier date on which any Merger Consideration in respect of such certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 2.3)), any such cash, shares, dividends or distributions payable in respect of such certificate shall, to the extent permitted by applicable law, become the property of Parent or the Subsidiary Surviving Corporation, as appropriate, free and clear of all claims or interest of any person previously entitled thereto.

     1.15 Dissenting Shares. Notwithstanding anything herein to the contrary in this Agreement, shares of Company Convertible Preferred Stock or Radio Broadcasting Preferred Stock, as applicable, outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or Subsidiary Merger, as applicable, or consented thereto and who properly demands in writing appraisal of such shares of Company Convertible Preferred Stock or Radio Broadcasting Preferred Stock in accordance with Section 262 of the Delaware Code and who shall not have withdrawn such demand or otherwise have forfeited appraisal rights, shall not be converted into or represent the right to receive the appropriate Merger Consideration therefor ("Dissenting Shares"). Such stockholders shall be entitled to receive payment of the appraised value of such shares of Company Convertible Preferred Stock or Radio Broadcasting Preferred Stock, as the case may be, held by them in accordance with the provisions of Section 262 of the Delaware Code, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such securities under
Section 262 shall thereupon be deemed to have been converted into, as of the Effective Time or Subsidiary Merger Effective Time, as applicable, the right to receive, without any interest thereon, the applicable Merger Consideration, upon surrender, in the manner provided in this Article I, of the certificate or certificates that formerly represented such securities. The Company shall take all actions required to be taken by it in accordance with Section 262(d)(1) of the Delaware Code with respect to the holders of Company Convertible Preferred Stock as of the record date for the Stockholders Meeting (as defined in Section 4.2(a)) and shall otherwise comply with the provisions of Section 262 of the Delaware Code. Radio Broadcasting and EMCLA or the Subsidiary Surviving Corporation, as applicable, shall, prior to or within ten days after the Subsidiary Merger Effective Time, take all actions required to be taken by it pursuant to Section 262(d)(2) of the Delaware Code with respect to all holders of record, as of the Subsidiary Merger Effective Time or such earlier record date as may be declared by the Board of Directors of Radio Broadcasting, of the Radio Broadcasting Preferred Stock. The Company and Radio Broadcasting shall give Evergreen and EMCLA prompt written notice of any demands for appraisal received by the Company or Radio Broadcasting with respect to the Company Convertible Preferred Stock or the Radio Broadcasting Preferred Stock, withdrawals of such demands, and any other instruments served pursuant to Delaware law and received by the Company or Radio Broadcasting, and Evergreen or EMCLA shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time or the Subsidiary Merger Effective Time, as applicable, the Company and Radio Broadcasting shall not, except with the prior written consent of Evergreen or EMCLA, make any payments with respect to any demands for appraisal, or settle or offer to settle, any such demands.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF EVERGREEN

     Evergreen represents and warrants to the Company and Radio Broadcasting, as of February 19, 1997 (except to the extent specifically made as of an earlier date or the date hereof), as follows:

     2.1 Organization, Standing and Corporate Power. Evergreen and each of its Significant Subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Evergreen and each of its Significant Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the business, properties, results of operations, or condition (financial or otherwise) of Evergreen and its subsidiaries, considered as a whole (an "Evergreen Material Adverse Effect"); provided, however, that for purposes of Sections 2.13, 2.14, 2.15 and 2.16, no fact, event or circumstance shall be deemed to constitute an Evergreen Material Adverse Effect unless, in addition to otherwise satisfying the elements of the definition given above, the relevant fact, event or circumstance not disclosed pursuant to such representations would be material facts or circumstances, the omission of which in a document filed with the SEC (as hereinafter defined) pursuant to the Exchange Act would be such as to cause the statements contained in such filings to be misleading within the meaning of Rule 10b-5 under the Exchange Act. Evergreen has delivered to the Company and Radio Broadcasting complete and correct copies of its Certificate of Incorporation and Bylaws, as amended to the date of the Old Agreement. For purposes of this Agreement, a "Significant Subsidiary" of any person means any subsidiary of such person that would constitute a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC").

     2.2 Evergreen Capital Structure. The authorized capital stock of Evergreen consists of (i) 75,000,000 shares of Evergreen Class A Common Stock, (ii) 4,500,000 shares of Evergreen Class B Common Stock and (iii) 6,000,000 shares of preferred stock, $0.01 par value (the "Preferred Stock"). At the close of business on February 18, 1997: (i) 39,100,750 shares of Evergreen Class A Common Stock were issued and outstanding, 1,720,091 shares of Evergreen Class A Common Stock were reserved for issuance pursuant to outstanding options or warrants to purchase Evergreen Class A Common Stock which have been granted to directors, officers or employees of Evergreen or others ("Evergreen Stock Options"); (ii) 3,114,066 shares of Evergreen Class B Common Stock were issued and outstanding and no shares of Evergreen Class B Common Stock were reserved for issuance for any purpose; and (iii) no shares of Preferred Stock were issued and outstanding. Except as set forth above, at the close of business on February 18, 1997, no shares of capital stock or other equity securities of Evergreen were authorized, issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Evergreen are, and all shares which may be issued pursuant to Evergreen's stock option plans, as amended to the date hereof (the "Evergreen Stock Option Plans"), or any outstanding Evergreen Stock Options will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. No bonds, debentures, notes or other indebtedness of Evergreen or any subsidiary of Evergreen having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of Evergreen or any subsidiary of Evergreen may vote are issued or outstanding. All the outstanding shares of capital stock of each subsidiary of Evergreen have been validly issued and are fully paid and nonassessable and are owned by Evergreen, by one or more wholly-owned subsidiaries of Evergreen or by Evergreen and one or more such wholly-owned subsidiaries, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), except for Liens arising out of EMCLA's senior credit facility and senior notes and those that, individually or in the aggregate, could not reasonably be expected to have an Evergreen Material Adverse Effect. Except as set forth above and except for certain provisions of the Certificate of Incorporation of Evergreen relating to transfers of Evergreen Class B Common Stock and to "alien ownership", neither Evergreen nor any subsidiary of Evergreen has any outstanding option, warrant, subscription or other right, agreement or commitment that either (i) obligates Evergreen or any subsidiary of Evergreen to issue, sell or transfer, repurchase, redeem or otherwise acquire or vote any shares of the capital stock of Evergreen or any Significant Subsidiary of Evergreen or (ii) restricts the transfer of Evergreen Common Stock. No shares of capital stock of Evergreen are owned of record or beneficially by any subsidiary of Evergreen. Since the close of business on February 18, 1997 to the date of the Old Agreement, neither Evergreen nor any subsidiary of Evergreen issued any capital stock or securities or other rights convertible into or exercisable or exchangeable for shares of such capital stock other than securities issued upon the exercise of Evergreen Stock Options outstanding on February 18, 1997 or other convertible securities outstanding on February 18, 1997.

     2.3 Authority; Noncontravention. Evergreen has the requisite corporate power and authority to enter into this Agreement and, subject to the approval of its stockholders as set forth in Section 6.1(a) with respect to the consummation of the Merger and Subsidiary Merger, adoption of the Parent Charter, and the issuance of shares of Parent Common Stock and assumption of Company Stock Options (as defined in Section 3.2) in the Merger (the "Evergreen Stockholder Approval"), to consummate the transactions contemplated by this Agreement. As of the date hereof, the execution and delivery of this Agreement by Evergreen and the consummation by Evergreen of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Evergreen, subject, in the case of the Merger, adoption of the Parent Charter, and the issuance of Parent Common Stock and assumption of Company Stock Options in the Merger, to the Evergreen Stockholder Approval. As of the date hereof, this Agreement has been duly executed and delivered by Evergreen and, assuming this Agreement constitutes the valid and binding agreement of EMHC, EMCLA, the Company and Radio Broadcasting, constitutes a valid and binding obligation of Evergreen, enforceable against Evergreen in accordance with its terms except that the enforcement thereof may be limited by
(a) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditor's rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, (i) conflict with any of the provisions of the Certificate of Incorporation or Bylaws of Evergreen or the comparable documents of any subsidiary of Evergreen, (ii) subject to the governmental filings and other matters referred to in the following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any indenture or other agreement, permit, concession, franchise, license or similar instrument or undertaking to which Evergreen or any of its subsidiaries is a party or by which Evergreen or any of its subsidiaries or any of their assets is bound or affected, (iii) result in an obligation by Evergreen, Parent or any of their respective subsidiaries to redeem, repurchase or retire (or offer to redeem, repurchase or retire) any outstanding debt (other than EMCLA's senior credit facility and senior notes) or equity security of Evergreen, Parent or any of their respective subsidiaries, or
(iv) subject to the governmental filings and other matters referred to in the following sentence, contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect, except for (x) conflicts, breaches, defaults or other consequences (collectively, "breaches") referred to above with respect to EMCLA's senior credit facility and senior notes, (y) breaches resulting from Parent's ownership of radio stations in certain markets where such ownership may be in excess of the numerical limits imposed on local multiple radio station ownership under the Telecommunications Act of 1996, together with the rules and regulations thereunder (collectively, the "1996 Telecom Act") or where such ownership otherwise may be subject to challenge by any Governmental Entity under any antitrust or similar law, rule or regulation, or (z) breaches that, individually or in the aggregate, could not reasonably be expected to have an Evergreen Material Adverse Effect or to materially hinder Evergreen's ability to consummate the transactions contemplated by this Agreement. No consent, approval or authorization of, or declaration or filing with, or notice to, any governmental agency or regulatory authority (a "Governmental Entity") which has not been received or made, is required by or with respect to Evergreen or any of its subsidiaries in connection with the execution and delivery of this Agreement by Evergreen or the consummation by Evergreen of the transactions contemplated hereby, except for (i) the filing of premerger notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with respect to the Merger and the Subsidiary Merger and the termination or earlier expiration of the applicable waiting periods thereunder,
(ii) such filings with and approvals required by the Federal Communications Commission or any successor entity (the "FCC") under the Communications Act of 1934, as amended, and the rules, regulations and policies of the FCC promulgated thereunder (collectively, the "Communications Act") including those required in connection with the transfer of control of FCC Licenses (as defined in Section 3.9) for the operation of the Company Licensed Facilities (as defined in Section 3.9) and the transfer of control of the Evergreen FCC Licenses (as defined in
Section 2.9), (iii) the filing of (x) the registration statements on Form S-4 to be filed with the SEC by Evergreen and EMCLA in connection with the issuance of Parent Common Stock and the Convertible Preferred Stock in the Merger (the "Evergreen Form S-4"), and the issuance of Merger Preferred Stock in the Subsidiary Merger (the "EMCLA Form S-4" and, collectively with the Evergreen Form S-4, the "Form S-4s") and the declaration of effectiveness of each of the Form S-4s by the SEC, (y) a proxy statement to be filed with the SEC by Evergreen relating to the Evergreen Stockholder Approval (such proxy statement, together with the proxy statement relating to the approval of this Agreement and the Merger by the holders of Shares (the "Company Stockholder Approval"), in each case as amended or supplemented from time to time, the "Joint Proxy Statement"), and (z) such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, and (iv) the filing of the certificates of merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company and Radio Broadcasting are qualified to do business.

     2.4 SEC Documents. (i) Evergreen has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1995 (such reports, schedules, forms, statements and other documents are hereinafter referred to as the "SEC Documents"); (ii) as of their respective dates, the SEC Documents complied with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) the consolidated financial statements of Evergreen included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X) and fairly present, in all material respects, the consolidated financial position of Evergreen and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (on the basis stated therein and subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments).

     2.5 Absence of Certain Changes or Events. Except as disclosed in the SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed SEC Documents") and except as disclosed in writing by Evergreen to the Company prior to the execution and delivery of the Old Agreement, or as it relates to the Viacom Transaction (as defined in Section 10.9), since the date of the most recent audited financial statements included in the Filed SEC Documents, Evergreen and its subsidiaries have conducted their business only in the ordinary course, and there has not been (i) any change which could reasonably be expected to have an Evergreen Material Adverse Effect (including as a result of the consummation of the transactions contemplated by this Agreement), (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Evergreen's currently outstanding capital stock, (iii) any split, combination or reclassification of any of its outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, (iv) (x) any granting by Evergreen or any of its subsidiaries to any director, officer or other employee or independent contractor of Evergreen or any of its subsidiaries of any increase in compensation or acceleration of benefits, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents, (y) any granting by Evergreen or any of its subsidiaries to any director, officer or other employee or independent contractor of any increase in, or acceleration of benefits in respect of, severance or termination pay, or pay in connection with any change of control of Evergreen, except in the ordinary course of business consistent with prior practice or as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents or (z) any entry by Evergreen or any of its subsidiaries into any employment, severance, change of control, or termination or similar agreement with any director, executive officer or other employee or independent contractor, or (v) any change in accounting methods, principles or practices by Evergreen or any of its subsidiaries materially affecting its assets, liability or business, except insofar as may have been required by a change in generally accepted accounting principles.

     2.6 No Extraordinary Payments or Change in Benefits. Except as disclosed in writing by Evergreen to the Company prior to the execution and delivery of the Agreement, no current or former director, officer, employee or independent contractor of Evergreen or any of its subsidiaries is entitled to receive any payment under any agreement, arrangement or policy (written or oral) relating to employment, severance, change of control, termination, stock options, stock purchases, compensation, deferred compensation, fringe benefits or other employee benefits currently in effect (collectively, the "Evergreen Benefit Plans"), nor will any benefit received or to be received by any current or former director, officer, employee or independent contractor of Evergreen or any of its subsidiaries under any Evergreen Benefit Plan be accelerated or modified, as a result of or in connection with the execution and delivery of, or the consummation of the transactions contemplated by, this Agreement.

     2.7 Voting Requirements. The affirmative vote of the holders of at least a majority of the votes entitled to be cast by the holders of the outstanding Evergreen Common Stock, voting as a single class, entitled to vote thereon at the Evergreen Stockholders Meeting with respect to the approval of this Agreement, the Merger, the issuance of shares of Parent Common Stock and the assumption of Company Stock Options in the Merger, and the Parent Charter, and the affirmative vote of the holders of at least a majority of the votes entitled to be cast by the holders of the outstanding Evergreen Class B Common Stock, voting as a separate class, with respect to the adoption of the Parent Charter, are the only votes of the holders of any class or series of Evergreen's capital stock necessary to approve this Agreement, the issuance of shares of Parent Common Stock and the assumption of Company Stock Options in the Merger, the Parent Charter and the transactions contemplated by this Agreement.

     2.8 State Takeover Statutes. The Board of Directors of Evergreen has approved the terms of this Agreement and the Stockholders Agreement and the consummation of the transactions contemplated by this Agreement and by the Stockholders Agreement, and such approval is sufficient to render inapplicable to the Merger, the Subsidiary Merger and the other transactions contemplated by this Agreement and by the Stockholders Agreement the provisions of Section 203 of the Delaware Code. To Evergreen's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, the Subsidiary Merger, this Agreement, the Stockholders Agreement or any of the transactions contemplated by this Agreement or the Stockholders Agreement and no provision of the Certificate of Incorporation, Bylaws or other governing instrument of Evergreen or any of its subsidiaries would, directly or indirectly, restrict or impair the ability of Evergreen or any of its subsidiaries to consummate the transactions contemplated by this Agreement or the Stockholders Agreement.

     2.9 Evergreen FCC Licenses; Operations of Evergreen Licensed
Facilities. Evergreen and its subsidiaries have operated the radio stations for which Evergreen and any of its subsidiaries holds licenses from the FCC, in each case which are owned or operated by Evergreen and its subsidiaries (the "Evergreen Licensed Facilities",) in material compliance with the terms of the licenses issued by the FCC to Evergreen and its subsidiaries (the "Evergreen FCC Licenses") (complete and correct copies of each of which have been made available to the Company and Radio Broadcasting), and in material compliance with the Communications Act, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have an Evergreen Material Adverse Effect. Evergreen and its subsidiaries have, since acquired by Evergreen, timely filed or made all applications, reports and other disclosures required by the FCC to be made with respect to the Evergreen Licensed Facilities and have timely paid all FCC regulatory fees with respect thereto, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have an Evergreen Material Adverse Effect. Evergreen and each of its subsidiaries have, and are the authorized legal holders of, all the Evergreen FCC Licenses necessary or used in the operation of the businesses of the Evergreen Licensed Facilities as presently operated. All such Evergreen FCC Licenses are validly held and are in full force and effect, unimpaired by any act or omission of Evergreen, each of its subsidiaries (or, to Evergreen's knowledge, their respective predecessors) or their respective officers, employees or agents, except where such impairments could not, individually or in the aggregate, reasonably be expected to have an Evergreen Material Adverse Effect. As of the date hereof, except as disclosed in writing by Evergreen to the Company prior to the execution and delivery of this Agreement, no application, action or proceeding is pending for the renewal or material modification of any of the Evergreen FCC Licenses and, to Evergreen's knowledge, there is not now before the FCC any material investigation, proceeding, notice of violation, order of forfeiture or complaint relating to any Evergreen Licensed Facility that, if adversely determined, could reasonably be expected to have an Evergreen Material Adverse Effect, and Evergreen is not aware of any basis that would cause the FCC not to renew any of the Evergreen FCC Licenses. There is not now pending and, to Evergreen's knowledge, there is not threatened, any action by or before the FCC to revoke, suspend, cancel, rescind or modify in any material respect any of the Evergreen FCC Licenses that, if adversely determined, could reasonably be expected to have an Evergreen Material Adverse Effect (other than proceedings to amend FCC rules or the Communications Act of general applicability to the radio industry).

     2.10 Brokers. Except with respect to Wasserstein, Perella & Co. ("Wasserstein"), all negotiations relating to this Agreement and the transactions contemplated hereby have been carried out by Evergreen directly with the Company and Radio Broadcasting, without the intervention of any person on behalf of Evergreen in such a manner as to give rise to any valid claim by any person against Evergreen, the Company, the Surviving Corporation or any subsidiary of any of them for a finder's fee, brokerage commission, or similar payment. Evergreen has provided the Company with a written summary of the terms of its agreement with Wasserstein, and Evergreen has no other agreements or understandings (written or oral) with respect to such services.

     2.11 Opinion of Financial Advisor. Evergreen has received the opinion of Wasserstein, dated the date of the Old Agreement, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to Evergreen.

     2.12 FCC Qualification. Evergreen and its subsidiaries are fully qualified under the Communication Act to be the transferees of control of the Company FCC Licenses (as hereinafter defined); provided, however, that the parties recognize that the consummation of the Merger could cause the Surviving Corporation to exceed in certain cases the numerical limits on local multiple radio station ownership imposed by Section 202(b) of the 1996 Telecom Act and that a waiver of these limits may be required prior to the grant of such transfer of control of the Evergreen FCC Licenses and Company FCC Licenses. Each individual or entity that is an officer, director or attributable stockholder of Evergreen that is proposed to be an officer, director or attributable stockholder of the Surviving Corporation is fully qualified under the Communications Act to be an officer, director or attributable stockholder of the Surviving Corporation.

     2.13 Compliance With Applicable Laws. Each of Evergreen and its subsidiaries has in effect all Federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted other than such Permits the absence of which would not, individually or in the aggregate, have an Evergreen Material Adverse Effect, and there has occurred no default under any such Permit other than such defaults which, individually or in the aggregate, would not have an Evergreen Material Adverse Effect. Except as disclosed in the Filed Evergreen SEC Documents, Evergreen and its subsidiaries are in compliance with all applicable statutes, laws, ordinances, rules orders and regulations of any Governmental Entity, except for such noncompliance which individually or in the aggregate would not have a Evergreen Material Adverse Effect.

     2.14 Absence of Undisclosed Liabilities. Except as disclosed in the Filed Evergreen SEC Documents, and except for (A) liabilities contemplated by this Agreement or disclosed in writing by Evergreen to the Company prior to the execution and delivery of the Old Agreement, and (B) EMCLA's obligations with respect to the Viacom Transaction, Evergreen and its subsidiaries do not have any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise) (i) required by GAAP to be reflected on a consolidated balance sheet of Evergreen and its consolidated subsidiaries or in the notes, exhibits or schedules thereto or (ii) which reasonably could be expected to have an Evergreen Material Adverse Effect.

     2.15 Litigation. Except as disclosed in the Filed Evergreen SEC Documents, there is no litigation, administrative action, arbitration or other proceeding pending against Evergreen or any of its subsidiaries or, to the knowledge of Evergreen, threatened that, individually or in the aggregate, could reasonably be expected to (i) have an Evergreen Material Adverse Effect or (ii) prevent, or significantly delay the consummation of the transactions contemplated by this Agreement. Except as set forth in the Filed Evergreen SEC Documents, there is no judgment, order, injunction or decree of any Governmental Entity outstanding against Evergreen or any of its subsidiaries that, individually or in the aggregate, could reasonably be expected to have any effect referred to in the foregoing clauses (i) and (ii) of this Section 2.15.

     2.16 Transactions With Affiliates. Other than the transactions contemplated by this Agreement, the Viacom Transaction and except to the extent disclosed in the Filed Evergreen SEC Documents or disclosed in writing to the Company by Evergreen prior to the execution and delivery of the Old Agreement, there have been no transactions, agreements, arrangements or understandings between Evergreen or its subsidiaries, on the one hand, and Evergreen's affiliates (other than subsidiaries of Evergreen) or any other person, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

                                  ARTICLE IIA

                REPRESENTATIONS AND WARRANTIES OF EMHC AND EMCLA

     EMHC and EMCLA hereby, jointly and severally, represent and warrant to the Company and Radio Broadcasting, as of the date hereof, as follows:

     2A.1 Organization, Standing and Corporate Power. Each of EMHC and EMCLA is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of EMHC and EMCLA is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified could not reasonably be expected to have an Evergreen Material Adverse Effect. Each of EMHC and EMCLA has delivered to the Company complete and correct copies of its Certificate of Incorporation and Bylaws, as amended to the date of this Agreement.

     2A.2 EMHC and EMCLA Capital Structure. The authorized capital stock of EMHC consists of 1,000 shares of EMHC Common Stock. The authorized capital stock of EMCLA consists of 1,000 shares of EMCLA Common Stock. At the close of business on July 30, 1997, 1,000 shares of EMCLA Common Stock were issued and outstanding and owned of record and beneficially by Evergreen. At the close of business on July 30, 1997, 1,000 shares of EMHC Common Stock were issued and outstanding and owned of record and beneficially by Evergreen. Except as set forth above, at the close of business on July 30, 1997, no shares of capital stock or other equity securities of EMHC and EMCLA were authorized, issued, reserved for issuance or outstanding. All outstanding shares of capital stock of EMHC and EMCLA are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. No bonds, debentures, notes or other indebtedness of EMHC or EMCLA having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of EMHC or EMCLA may vote are issued or outstanding. Neither EMHC nor EMCLA has any outstanding option, warrant, subscription or other right, agreement or commitment that obligates EMHC or EMCLA to issue, sell or transfer, repurchase, redeem or otherwise acquire or vote any shares of the capital stock of EMHC or EMCLA or any of their respective Significant Subsidiaries. Since the close of business on July 30, 1997 to the date hereof, neither EMHC nor EMCLA has issued any capital stock or securities or other rights convertible into or exercisable or exchangeable for capital stock.

     2A.3 Authority; Noncontravention. Each of EMHC and EMCLA has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by each of EMHC and EMCLA and the consummation by each of them of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of EMHC and EMCLA. Evergreen has executed a written consent as sole stockholder of EMCLA and EMHC approving the Merger and the Subsidiary Merger and this Agreement, and such written consent is the only vote of any stockholders of EMCLA and EMHC required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by EMHC and EMCLA and, assuming this Agreement constitutes the valid and binding agreement of Evergreen, the Company and Radio Broadcasting, constitutes a valid and binding obligation of each of EMHC and EMCLA, enforceable against each of them in accordance with its terms except that the enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditor's rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not (i) conflict with any of the provisions of the Certificate of Incorporation or Bylaws of EMHC or EMCLA, (ii) subject to the governmental filings and other matters referred to in the following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any indenture, or other agreement, permit, concession, franchise, license or similar instrument or undertaking to which EMHC or EMCLA is a party or by which EMHC or EMCLA or any of their assets is bound or affected, (iii) result in an obligation by EMHC, EMCLA, the Surviving Corporation, the Subsidiary Surviving Corporation or any of their respective subsidiaries to redeem, repurchase or retire (or offer to redeem, repurchase or retire) any outstanding debt (other than EMCLA's senior credit facility) or equity security of EMHC, EMCLA, the Surviving Corporation, the Subsidiary Surviving Corporation or any of their respective subsidiaries, or
(iv) subject to the governmental filings and other matters referred to in the following sentence, contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect, except for (x) breaches with respect to EMCLA's senior credit facility, (y) breaches resulting from the Surviving Corporation's or Subsidiary Surviving Corporation's ownership of radio stations in certain markets where such ownership may be in excess of the numerical limits imposed on local multiple radio station ownership under the 1996 Telecom Act or where such ownership otherwise may be subject to challenge by any Governmental Entity under any antitrust or similar law, rule or regulation, or (z) breaches that, individually or in the aggregate, could not reasonably be expected to have an Evergreen Material Adverse Effect or to materially hinder EMHC's or EMCLA's ability to consummate the transactions contemplated by this Agreement. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity which has not been received or made is required by or with respect to EMHC and EMCLA in connection with the execution and delivery of this Agreement by the EMHC and EMCLA or the consummation by EMHC and EMCLA of any of the transactions contemplated by this Agreement, except for (i) the filing of premerger notification and report forms under the HSR Act with respect to the Merger and Subsidiary Merger, (ii) such filings with and approvals required by the FCC under the Communications Act including those required in connection with the transfer of the Evergreen FCC Licenses for the operation of the Evergreen Licensed Facilities, (iii) the EMCLA Form S-4 relating to the issuance of the Merger Preferred Stock, and (iv) the filing of the certificates of merger with the Delaware Secretary of State, and appropriate documents with the relevant authorities of the other states in which EMHC and EMCLA are qualified to do business.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                             AND RADIO BROADCASTING

     The Company and Radio Broadcasting hereby, jointly and severally, represent and warrant to Evergreen, EMCLA and EMHC, as of February 19, 1997 (except to the extent specifically made as of an earlier date or the date hereof), as follows:

     3.1 Organization, Standing and Corporate Power. The Company and each of its Significant Subsidiaries (including Radio Broadcasting) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. The Company and each of its Significant Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the business, properties, results of operations or condition (financial or otherwise) of the Company and its subsidiaries, considered as a whole (a "Company Material Adverse Effect"); provided, however, that for purposes of Sections 3.13, 3.14, 3.15 and 3.16, no fact, event or circumstance shall be deemed to constitute a Company Material Adverse Effect unless in addition to otherwise specifying the elements of the definition given above, the relevant event, fact or circumstance not disclosed pursuant to such representations would be a material fact, event or circumstance, the omission of which in a document filed with the SEC pursuant to the Exchange Act would be such as to cause the statements contained in such filing to be misleading within the meaning of Rule 10b-5 under the

Exchange Act. Each of the Company and Radio Broadcasting have delivered to Evergreen complete and correct copies of its Certificate of Incorporation and Bylaws, as amended to the date of this Agreement.

     3.2 Company and Radio Broadcasting Capital Structure. The authorized capital stock of the Company consists of (i) 40,000,000 shares of Company Class A Common Stock, (ii) 10,000,000 shares of Company Class B Common Stock, (iii) 10,000,000 shares of Class C Common Stock, $0.01 par value ("Company Class C Common Stock"), of the Company, and (iv) 10,000,000 shares of preferred stock, $0.01 par value, of which 2,300,000 have been designated as Company Convertible Preferred Stock. The authorized capital stock of Radio Broadcasting consists of 1,000 shares of common stock, $0.01 par value ("Radio Broadcasting Common Stock"), and 10,000,000 shares of preferred stock, $0.01 par value, of which 1,000,000 have been designated as Radio Broadcasting 12 1/4% Preferred Stock and 3,600,000 have been designated as Radio Broadcasting 12% Preferred Stock. At the close of business on February 18, 1997: (i) 10,437,212 shares of Company Class A Common Stock were issued and outstanding, 1,926,152 shares of Company Class A Common Stock were reserved for issuance pursuant to outstanding options or warrants to purchase shares of Company Class A Common Stock which have been granted to directors, officers or employees of the Company or others ("Company Stock Options"), 3,343,465 shares of Company Class A Common Stock were reserved for issuance upon conversion of the Company Convertible Preferred Stock, and 8,547,910 shares of Company Class A Common Stock were reserved for issuance upon the conversion of the Company Class B Common Stock; (ii) 8,547,910 shares of Company Class B Common Stock were issued and outstanding and no shares of Company Class B Common Stock were reserved for issuance for any purpose; (iii) no shares of Company Class C Common Stock were issued and outstanding and none may be issued in the future; and (iv) 2,200,000 shares of Company Convertible Preferred Stock were issued and outstanding, no shares of Company Convertible Preferred Stock were held in the treasury of the Company and no shares of Company Convertible Preferred Stock were reserved for issuance for any purpose. At the close of business on February 18, 1997: (i) 1,000 shares of Radio Broadcasting Common Stock were issued and outstanding and no shares of Radio Broadcasting Common Stock were reserved for issuance for any purpose; (ii) 1,000,000 shares of Radio Broadcasting 12 1/4% Preferred Stock were issued and outstanding, no shares of Radio Broadcasting 12 1/4% Preferred Stock were held in treasury by Radio Broadcasting and no shares of Radio Broadcasting 12 1/4% Preferred Stock were reserved for issuance for any purpose; and (iii) 2,000,000 shares of Radio Broadcasting 12% Preferred Stock were issued and outstanding, no shares of Radio Broadcasting 12% Preferred Stock were held in treasury by Radio Broadcasting and 1,600,000 shares of Radio Broadcasting 12% Preferred Stock were reserved for issuance in lieu of cash dividends. Except as set forth above, at the close of business on February 18, 1997, no shares of capital stock or other equity securities of the Company and Radio Broadcasting were authorized, issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company and Radio Broadcasting, and all shares which may be issued pursuant to the Company's stock option plans, as amended to the date of the Old Agreement (the "Company Stock Option Plans") or any outstanding Company Stock Options will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. No bonds, debentures, notes or other indebtedness of the Company or any subsidiary of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of the Company or any subsidiary of the Company may vote are issued or outstanding. All the outstanding shares of capital stock of each subsidiary of the Company have been validly issued and are fully paid and nonassessable and, except for the Radio Broadcasting Preferred Stock, are owned by the Company or its subsidiaries, free and clear of all Liens, except for Liens arising out of the Radio Broadcasting's senior credit facility and those that, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect. Except as set forth above and except (i) for certain provisions of the Certificate of Incorporation and Bylaws of the Company relating to transfers of the Company Class B Common Stock and "alien ownership", and (ii) as provided in the Exchange and Registration Rights Agreement entered into by Radio Broadcasting in connection with the sale of the Radio Broadcasting 12% Preferred Stock, neither the Company nor any subsidiary of the Company has any outstanding option, warrant, subscription or other right, agreement or commitment that either (i) obligates the Company or any subsidiary of the Company to issue, sell or transfer, repurchase, redeem or otherwise acquire or vote any shares of the capital stock of the Company or any Significant Subsidiary of the Company or (ii) restricts the transfer of Shares. No shares of capital stock of the

Company are owned of record or beneficially by any subsidiary of the Company. Since the close of business on February 18, 1997 to the date of the Old Agreement, neither the Company nor any subsidiary of the Company has issued any capital stock or securities or other rights convertible into or exercisable or exchangeable for capital stock other than securities issued upon the exercise of Company Stock Options outstanding on February 18, 1997 or other convertible securities outstanding on February 18, 1997.

     3.3 Authority; Noncontravention. Each of the Company and Radio Broadcasting has all requisite corporate power and authority to enter into this Agreement and, subject to the Company Stockholder Approval, to consummate the transactions contemplated by this Agreement. As of the date hereof, the execution and delivery of this Agreement by each of the Company and Radio Broadcasting and the consummation by each of them of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company and Radio Broadcasting, subject, in the case of the consummation of the Merger, to the Company Stockholder Approval. The Company has executed a written consent as stockholder of Radio Broadcasting approving the Subsidiary Merger and this Agreement, and such written consent is the only vote of any stockholders of Radio Broadcasting required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. As of the date hereof, this Agreement has been duly executed and delivered by the Company and Radio Broadcasting and, assuming this Agreement constitutes the valid and binding agreement of Evergreen, EMCLA and EMHC, constitutes a valid and binding obligation of each of the Company and Radio Broadcasting, enforceable against each of them in accordance with its terms except that the enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditor's rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not (i) conflict with any of the provisions of the Certificate of Incorporation or Bylaws of the Company or the comparable documents of any subsidiary of the Company, (ii) subject to the governmental filings and other matters referred to in the following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any indenture, or other agreement, permit, concession, franchise, license or similar instrument or undertaking to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their assets is bound or affected, (iii) except as may be the case with respect to Dissenting Shares, result in an obligation by the Company, the Surviving Corporation or any of their respective subsidiaries to redeem, repurchase or retire (or offer to redeem, repurchase or retire) any outstanding debt (other than Radio Broadcasting's senior credit facility) or equity security of the Company, the Surviving Corporation or any of their respective subsidiaries, or (iv) subject to the governmental filings and other matters referred to in the following sentence, contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect, except for (x) breaches with respect to the Radio Broadcasting's senior credit facility, (y) breaches resulting from the Surviving Corporation's ownership of radio stations in certain markets where such ownership may be in excess of the numerical limits imposed on local multiple radio station ownership under the 1996 Telecom Act or where such ownership otherwise may be subject to challenge by any Governmental Entity under any antitrust or similar law, rule or regulation, or (z) breaches that, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect or to materially hinder the Company's and Radio Broadcasting's ability to consummate the transactions contemplated by this Agreement. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity which has not been received or made is required by or with respect to the Company or Radio Broadcasting in connection with the execution and delivery of this Agreement by the Company and Radio Broadcasting or the consummation by the Company and Radio Broadcasting of any of the transactions contemplated by this Agreement, except for (i) the filing of premerger notification and report forms under the HSR Act with respect to the Merger, (ii) such filings with and approvals required by the FCC under the Communications Act including those required in connection with the transfer of the Company FCC Licenses (as defined in Section 3.9) for the operation of the Company

Licensed Facilities (as defined in Section 3.9), (iii) the Joint Proxy Statement relating to the Company Stockholder Approval and such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, and (iv) the filing of the certificates of merger with the Delaware Secretary of State, and appropriate documents with the relevant authorities of the other states in which the Company and Radio Broadcasting are qualified to do business.

     3.4 SEC Documents. The Company and its subsidiaries have filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1995 (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X) and fairly present, in all material respects, the consolidated or combined financial position of the Company and its subsidiaries as of the dates thereof and the consolidated or combined results of their operations and cash flows for the periods then ended (on the basis stated therein and subject, in the case of unaudited statements, to normal year-end audit adjustments).

     3.5 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed Company SEC Documents") and except as it relates to the Viacom Transaction or as otherwise disclosed in writing by the Company to Evergreen prior to the execution and delivery of this Agreement, since the date of the most recent audited financial statements included in the Filed Company SEC Documents, the Company and its subsidiaries have conducted their business only in the ordinary course, and there has not been (i) any change which could reasonably be expected to have a Company Material Adverse Effect (including as a result of the consummation of the transactions contemplated by this Agreement),
(ii) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) with respect to any of the Company's outstanding capital stock (other than the payment of regular cash dividends on the Company Convertible Preferred Stock in accordance with usual record and payment dates), (iii) any split, combination or reclassification of any of its outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) (x) any granting by the Company or any of its subsidiaries to any director, officer or other employee or independent contractor of the Company or any of its subsidiaries of any increase in compensation or acceleration of benefits, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents, (y) any granting by the Company or any of its subsidiaries to any director, officer or other employee or independent contractor of any increase in, or acceleration of benefits in respect of, severance or termination pay, or pay in connection with any change of control of the Company, except in the ordinary course of business consistent with prior practice or as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents or (z) any entry by the Company or any of its subsidiaries into any employment, severance, change of control, or termination or similar agreement with any such director, officer or other employee or independent contractor, or (v) any change in accounting methods, principles or practices by the Company or any of its subsidiaries materially affecting its assets, liability or business, except insofar as may have been required by a change in generally accepted accounting principles.

     3.6 No Extraordinary Payments or Change in Benefits. No current or former director, officer, employee or independent contractor of the Company or any of its subsidiaries is entitled to receive any payment under any agreement, arrangement or policy (written or oral) relating to employment, severance, change of control, termination, stock options, stock purchases, compensation, fringe benefits or other employee benefits currently in effect (collectively, the "Company Benefit Plans"), nor will any benefit received or to be received by any current or former director, officer, employee or independent contractor of the Company or any of its subsidiaries under any Company Benefit Plan be accelerated or modified, as a result of or in connection with the execution and delivery of, or the consummation of the transactions contemplated by, this Agreement.

     3.7 Voting Requirements. The affirmative vote of the Principal Company Stockholders with respect to the approval of this Agreement and the Merger are the only votes of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

     3.8 State Takeover Statutes. The Board of Directors of the Company has approved the terms of this Agreement and the Stockholders Agreement and the consummation of the transactions contemplated by this Agreement and by the Stockholders Agreement, and such approval is sufficient to render inapplicable to the Merger and the other transactions contemplated by this Agreement and by the Stockholders Agreement the provisions of Section 203 of the Delaware Code. To the Company's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement, the Stockholders Agreement or any of the transactions contemplated by this Agreement or the Stockholders Agreement and no provision of the Certificate of Incorporation, Bylaws or other governing instrument of the Company or any of its subsidiaries would, directly or indirectly, restrict or impair the ability of the Company or Evergreen to consummate the transactions contemplated by this Agreement or the Stockholders Agreement.

     3.9 Company FCC Licenses; Operations of Company Licensed Facilities. The Company and its subsidiaries have operated the radio stations for which the Company and any of its subsidiaries holds licenses from the FCC, in each case which are owned or operated by the Company and its subsidiaries (the "Company Licensed Facilities") in material compliance with the terms of the licenses issued by the FCC to the Company and its subsidiaries (the "Company FCC Licenses") (complete and correct copies of each of which have been made available to Evergreen), and in material compliance with the Communications Act, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company and its subsidiaries have, since acquired by the Company, timely filed or made all applications, reports and other disclosures required by the FCC to be made with respect to the Company Licensed Facilities and have timely paid all FCC regulatory fees with respect thereto, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company and each of its subsidiaries have, and are the authorized legal holders of, all the Company FCC Licenses necessary or used in the operation of the businesses of the Company Licensed Facilities as presently operated. All such Company FCC Licenses are validly held and are in full force and effect, unimpaired by any act or omission of the Company, each of its subsidiaries (or to the Company's and Radio Broadcasting's knowledge, their respective predecessors) or their respective officers, employees or agents, except where such impairments could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. As of the date hereof, except as disclosed in writing by the Company to Evergreen prior to the execution and delivery of this Agreement, no application, action or proceeding is pending for the renewal or material modification of any of the Company FCC Licenses and, to the best of the Company's knowledge, there is not now before the FCC any material investigation, proceeding, notice of violation, order of forfeiture or complaint against the Company or any of its subsidiaries relating to the Company Licensed Facilities that, if adversely determined, would have a Company Material Adverse Effect, and the Company is not aware of any basis that would cause the FCC not to renew any of the Company FCC Licenses. There is not now pending and, to the Company's knowledge, there is not threatened, any action by or before the FCC to revoke, suspend, cancel rescind or modify in any material respect any of the Company FCC Licenses that, if adversely determined, would have a Company Material Adverse Effect (other than proceedings to amend FCC rules or the Communications Act of general applicability to the radio industry).

     3.10 Brokers. Except with respect to HM2/Management Partners, L.P. ("Hicks Muse") Star Media, Inc. ("Star Media"), Greenhill & Co., LLC ("Greenhill") and Goldman Sachs & Co. ("Goldman Sachs"), all negotiations relating to this Agreement, the transactions contemplated hereby and by the Viacom

Transaction have been carried out by the Company directly with Evergreen, without the intervention of any person on behalf of the Company in such a manner as to give rise to any valid claim by any person against the Company, Evergreen, the Surviving Corporation or any subsidiary of any of them for a finder's fee, brokerage commission, or similar payment. The Company has provided Evergreen with a written summary of the terms of its agreements with Hicks Muse, Star Media, Greenhill and Goldman Sachs, and the Company has no other agreements or understandings (written or oral) with respect to such services.

     3.11 Opinion of Financial Advisor. The Company has received the opinion of Greenhill, dated the date of the Old Agreement, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the Company's stockholders.

     3.12 FCC Qualification. The Company and its subsidiaries are fully qualified under the Communications Act to be the transferors of control of the Company FCC Licenses; provided, however, that the parties recognize that the consummation of the Merger could cause the Surviving Corporation and Thomas O. Hicks to exceed in certain cases the numerical limits on local multiple radio station ownership imposed by Section 202(b) of the 1996 Telecom Act and that a waiver of these limits may be required prior to the grant of such transfer of control of the Evergreen FCC Licenses and Company FCC Licenses. Each individual or entity that is an officer, director or attributable stockholder of the Company that is proposed to be an officer, director or attributable stockholder of the Surviving Corporation is fully qualified under the Communications Act to be an officer, director or attributable stockholder of the Surviving Corporation other than with respect to the numerical limits on multiple ownership described in the preceding sentence.

     3.13 Compliance with Applicable Laws. Each of the Company and its subsidiaries has in effect all Federal, state, local and foreign governmental Permits necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted other than such Permits the absence of which would not, individually or in the aggregate, have a Company Material Adverse Effect, and there has occurred no default under any such Permit other than such defaults which, individually or in the aggregate, would not have a Company Material Adverse Effect. Except as disclosed in the Filed Company SEC Documents, the Company and its subsidiaries are in compliance with all applicable statutes, laws, ordinances, rules orders and regulations of any Governmental Entity, except for such noncompliance which individually or in the aggregate would not have a Company Material Adverse Effect.

     3.14 Absence of Undisclosed Liabilities. Except as disclosed in the Filed Company SEC Documents, and except for (A) liabilities contemplated by this Agreement or disclosed in writing by the Company to Evergreen prior to the execution and delivery of the Old Agreement, and (B) the Company's and Radio Broadcasting's obligations with respect to the Viacom Transaction, the Company and its subsidiaries do not have any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise) (i) required by GAAP to be reflected on a consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes, exhibits or schedules thereto or (ii) which reasonably could be expected to have a Company Material Adverse Effect.

     3.15 Litigation. Except as disclosed in the Filed Company SEC Documents, there is no litigation, administrative action, arbitration or other proceeding pending against the Company or any of its subsidiaries or, to the knowledge of the Company, threatened that, individually or in the aggregate, could reasonably be expected to (i) have a Company Material Adverse Effect or (ii) prevent, or significantly delay the consummation of the transactions contemplated by this Agreement. Except as set forth in the Filed Company SEC Documents, there is no judgment, order, injunction or decree of any Governmental Entity outstanding against the Company or any of its subsidiaries that, individually or in the aggregate, could reasonably be expected to have any effect referred to in the foregoing clauses (i) and (ii) of this Section 3.15.

     3.16 Transactions With Affiliates. Other than the transactions contemplated by this Agreement, the Viacom Transaction and except to the extent disclosed in the Filed Company SEC Documents or disclosed in writing by Chancellor to Evergreen prior to the execution and delivery of the Old Agreement, there have been no transactions, agreements, arrangements or understandings between the Company or its subsidiaries, on the one hand, and the Company's affiliates (other than subsidiaries of the Company) or any other person, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

                                   ARTICLE IV

                             ADDITIONAL AGREEMENTS

     4.1 Preparation of Form S-4S and the Joint Proxy Statement; Information Supplied. (a) As soon as practicable following the date of this Agreement, (i) the Company and Evergreen shall prepare and file with the SEC the Joint Proxy Statement and Evergreen shall prepare and file with the SEC the Evergreen Form S-4, in which the Joint Proxy Statement will be included as a prospectus, and
(ii) EMCLA shall prepare and file with the SEC the EMCLA Form S-4. Each of the Company, Evergreen and EMCLA shall use its best efforts to have the Form S-4s declared effective under the Securities Act as promptly as practicable after such filing. The Company will use its best efforts to cause the Joint Proxy Statement to be mailed to the Company's stockholders, and Evergreen will use its best efforts to cause the Joint Proxy Statement to be mailed to Evergreen's stockholders, in each case as promptly as practicable after the Evergreen Form S-4 is declared effective under the Securities Act. Each of Evergreen and EMCLA shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or take any action that would subject it to the service of process in suits, other than as to matters and transactions relating to the Form S-4s, in any jurisdiction where it is not so subject) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock and Parent Convertible Preferred Stock in the Merger and the issuance of Merger Preferred Stock in the Subsidiary Merger, and the Company and Radio Broadcasting shall furnish all information concerning the Company, Radio Broadcasting and the holders of the Shares, Company Convertible Preferred Stock and Radio Broadcasting Preferred Stock as may be reasonably requested in connection with any such action.

     (b) The Company and Radio Broadcasting each agrees that none of the information supplied or to be supplied by the Company or Radio Broadcasting specifically for inclusion or incorporation by reference in (i) the Form S-4s will not, at the time each Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (ii) the Joint Proxy Statement will not, at the date it is first mailed to the Company's stockholders or at the time of the Stockholders Meeting (as defined in Section 4.2), contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter thereof which has become false or misleading. The Company agrees that the Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except with respect to statements made or incorporated by reference therein based on information supplied by Evergreen specifically for inclusion or incorporated by reference in the Joint Proxy Statement.

     (c) Evergreen and EMCLA each agrees that none of the information supplied or to be supplied by Evergreen or EMCLA specifically for inclusion or incorporation by reference in (i) the Form S-4s will not, at the time each Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (ii) the Joint Proxy Statement will not, at the date the Joint Proxy Statement is first mailed to Evergreen's stockholders, contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter thereof which has become false or misleading. Evergreen and EMCLA each agrees that the Form S-4s will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder and Evergreen agrees that the Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except in each case with respect to statements made or incorporated by reference in either the Form S-4s or the Joint Proxy Statement based on information supplied by the Company or Radio Broadcasting specifically for inclusion or incorporation by reference therein.

     4.2 Meetings of Company Stockholders and Evergreen Stockholders. (a) The Company will take all action necessary in accordance with applicable law and its Certificate of Incorporation and Bylaws to convene a meeting of its stockholders (the "Stockholders Meeting") to submit this Agreement, together with the affirmative recommendation of the Company's Board of Directors, to the Company's stockholders so that they may consider and vote upon the approval of this Agreement. The Company will use its best efforts to hold the Stockholders Meeting as soon as practicable after the date hereof and to obtain the favorable votes of its stockholders. Pursuant to the Stockholders Agreement, the Principal Company Stockholders have agreed to vote all Shares owned by them or for which they have the right to vote in favor of the approval of this Agreement and the Merger, which vote the Company represents and warrants shall be sufficient to obtain the Company Stockholder Approval.

     (b) Evergreen will take all action necessary in accordance with applicable law and its Certificate of Incorporation and Bylaws to convene a meeting of its stockholders (the "Evergreen Stockholders Meeting") to submit this Agreement and the Parent Charter, together with the affirmative recommendation of Evergreen's Board of Directors, to Evergreen's stockholders so that they may consider and vote upon the approval of this Agreement, the issuance of Parent Common Stock and the assumption of Company Stock Options in the Merger, and the Parent Charter. Evergreen will use its best efforts to hold the Evergreen Stockholders Meeting as soon as practicable after the date hereof and to obtain the favorable votes of its stockholders. Pursuant to the Stockholders Agreement, the Principal Evergreen Stockholder has agreed to vote all shares of Evergreen Common Stock owned by him or for which he has the right to vote in favor of the approval of this Agreement, the issuance of Parent Common Stock and the assumption of Company Stock Options in the Merger, the adoption of the Parent Charter, and the Merger.

     (c) Each of Evergreen and the Company agrees to cooperate and use its respective best efforts to hold the Evergreen Stockholders Meeting and the Stockholders Meeting on the same day.

     4.3 Access to Information; Confidentiality. Upon reasonable notice, each of the Company and Evergreen shall, and shall cause each of its respective subsidiaries to, afford to the other party and to the officers, employees, counsel, financial advisors and other representatives of such other party reasonable access during normal business hours during the period prior to the Effective Time to all its properties, books, contracts, commitments, personnel and records and, during such period, each of the Company and Evergreen shall, and shall cause each of its respective subsidiaries to, furnish as promptly as practicable to the other party such information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request. Except as required by law, each of the Company and Evergreen will hold, and will cause its respective directors, officers, partners, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information obtained from Evergreen or the Company, respectively, in confidence to the extent required by and in accordance with the provisions of the letters dated January 27, 1997, each between Evergreen and the Company (collectively, the "Confidentiality Agreements"), and each of the Company and Evergreen agrees that prior to the Effective Time neither party will use any of such nonpublic information to directly or indirectly divert or attempt to divert any business, customer or employee of the other.

     4.4 Public Announcements. Evergreen, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger and the Subsidiary Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to rules of The Nasdaq Stock Market.

     4.5 Acquisition Proposals. (a) The Company shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, the Company or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal (as hereinafter defined) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. The Company will notify Evergreen immediately of any inquiries or proposals with respect to any Acquisition Proposal that is received by, or any such negotiations or discussions that are sought to be initiated with, the Company. For purposes of this Agreement, "Acquisition Proposal" means any proposal with respect to a merger, consolidation, share exchange or similar transaction involving the Company or Evergreen or any Significant Subsidiary of the Company or Evergreen, or any purchase of all or any significant portion of the assets of the Company or Evergreen or any Significant Subsidiary of the Company or Evergreen, or any equity interest in the Company or Evergreen or any Significant Subsidiary of the Company or Evergreen, other than the transactions contemplated hereby; provided, however, that an Acquisition Proposal shall not include a currently planned acquisition or disposition of broadcast properties disclosed in writing prior to execution and delivery of this Agreement by either the Company or Evergreen to the other.

     (b) Evergreen shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, Evergreen or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may be reasonably be expected to lead to, any Acquisition Proposal. Evergreen will notify the Company immediately of any inquiries or proposals with respect to any Acquisition Proposal that is received by, or any negotiations or discussions that are sought to be initiated with, Evergreen.

     (c) Nothing contained in this Section 4.5 shall prohibit the respective Board of Directors of the Company or Evergreen from taking and disclosing to its stockholders a position in accordance with Rules 14d-9 and 14e-2 under the Exchange Act with respect to a tender offer or any exchange offer commenced by a third party.

     4.6 Consents, Approvals and Filings. The Company and Evergreen will make and cause their respective subsidiaries and, to the extent necessary, their other affiliates to make all necessary filings, as soon as practicable, including, without limitation, those required under the HSR Act, the Securities Act, the Exchange Act, and the Communications Act (including filing an application with the FCC for the transfer of control of the Company FCC Licenses and the Evergreen FCC Licenses, which the parties shall file as soon as practicable (and in any event not more than 30 days) after the date of this Agreement), in order to facilitate prompt consummation of the Merger and the other transactions contemplated by this Agreement. In addition, the Company and Evergreen will each use its best efforts, and will cooperate fully and in good faith with each other, (i) to comply as promptly as practicable with all governmental requirements applicable to the Merger and the other transactions contemplated by this Agreement and the Viacom Transaction, and (ii) to obtain as promptly as practicable all necessary permits, orders or other consents of Governmental Entities and consents of all third parties necessary for the consummation of the Merger and the other transactions contemplated by this Agreement and the Viacom Transaction, including without limitation, the consent of the FCC to the transfer of control of the Company FCC Licenses and the Evergreen FCC Licenses, and the transfer of any FCC licenses in connection with the Viacom Transaction. Each of the Company and Evergreen shall use its best efforts to promptly provide such information and communications to Governmental Entities as such Governmental Entities may reasonably request. Each of the parties shall provide to the other party copies of all applications in advance of filing or submission of such applications to Governmental Entities in connection with this Agreement and shall make such revisions thereto as reasonably requested by such other party. Each party shall provide to the other party the opportunity to participate in all meetings and material conversations with Governmental Entities.

     4.7 Affiliates Letters. Prior to the Closing Date, the Company shall deliver to Evergreen a letter identifying all persons who may be, at the time the Merger is submitted for approval to the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its best efforts to cause each such person to deliver to Evergreen on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit A hereto.

     4.8 Nasdaq Listing. Evergreen shall use its best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for quotation on the Nasdaq National Market, subject to official notice of issuance, prior to the Closing Date.

     4.9 Stockholder Litigation. Each of the Company and Evergreen shall give the other party the opportunity to participate in the defense or settlement of any stockholder litigation against it and its directors relating to the transactions contemplated by this Agreement; provided, however, that no such settlement shall be agreed to by the Company or Evergreen without the other party's consent, which consent shall not be unreasonably withheld.

     4.10 Indemnification. The Certificate of Incorporation and Bylaws of Parent, the Surviving Corporation and the Subsidiary Surviving Corporation shall contain, respectively, the provisions with respect to indemnification set forth in the Parent Charter and the Bylaws to be adopted by Parent attached hereto as Annex IV, and such provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors or officers of the Company or Evergreen or any of their respective subsidiaries (the "Indemnified Parties") in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law. Parent will cause to be maintained for a period of not less than six years from the Effective Time the Company's current directors' and officers' insurance and indemnification policies to the extent that they provide coverage for events occurring prior to the Effective Time (the "D&O Insurance") for all persons who are directors and executive officers of the Company or Evergreen on the date of this Agreement, so long as the annual premium therefor would not be in excess of 250% of the last annual premium paid prior to the date of this Agreement; provided, however, that Parent may, in lieu of maintaining such existing D&O Insurance as provided above, cause coverage to be provided under any policy maintained for the benefit of Evergreen or any of its subsidiaries so long as the terms thereof are not less advantageous to the beneficiaries thereof than the existing D&O Insurance. The provisions of this Section 4.10 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his heirs and his personal representatives and shall be binding on all successors and assigns of Evergreen, the Company and Parent.

     4.11 Letter of the Company's Accountants. The Company and Radio Broadcasting shall each use its reasonable best efforts to cause to be delivered to Evergreen and EMCLA, as applicable, a letter of Coopers & Lybrand LLP, the Company's and Radio Broadcasting's independent public accountants, and any other independent public accountants whose report would be required to be included in the Form S-4s pursuant to the rules and regulations under the Securities Act, each dated a date within two business days before the date on which the Evergreen Form S-4 or EMCLA Form S-4, as the case may be, shall become effective and an additional letter from each of them dated a date within two business days before the Closing Date and the Subsidiary Closing Date, as the case may be, each addressed to Evergreen and EMCLA, as applicable, in form and substance reasonably satisfactory to Evergreen and EMCLA and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4s.

     4.12 Letter of Evergreen's Accountants. Evergreen and EMCLA shall use its reasonable best efforts to cause to be delivered to the Company and Radio Broadcasting, as applicable, a letter of KPMG Peat Marwick LLP, Evergreen's and EMCLA's independent public accountants, and any other independent public accountants whose report would be required to be included in the Form S-4s pursuant to the rules and regulations under the Securities Act, each dated a date within two business days before the date on which the

Evergreen Form S-4 or EMCLA Form S-4, as the case may be, shall become effective and an additional letter from each of them dated a date within two business days before the Closing Date or the Subsidiary Closing Date, as the case may be, each addressed to the Company or Radio Broadcasting, as applicable, in form and substance reasonably satisfactory to the Company and Radio Broadcasting and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4s.

                                   ARTICLE V

           COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO MERGER

     5.1 Conduct of Business. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company and Evergreen shall, and shall cause their respective subsidiaries to, act and carry on their respective businesses in the ordinary course of business and, to the extent consistent therewith, use reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve the goodwill of those engaged in material business relationships with them. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time and except as set forth in the Filed Company SEC Documents or the Filed Evergreen SEC Documents (including any pending station acquisitions, dispositions and/or swaps and the financing thereof described therein), as applicable, or in connection with the Viacom Transaction or as otherwise disclosed in writing by one party hereto to the other parties hereto prior to the execution and delivery of this Agreement, the Company and Evergreen shall not, and shall not permit any of their respective subsidiaries to, without the prior consent of the other party hereto:

     (i) (w) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of the Company's or Evergreen's or any of their respective subsidiaries' outstanding capital stock (other than, with respect to the Company and its subsidiaries, the payment of regular cash dividends by the Company on the Company Convertible Preferred Stock and the payment by Radio Broadcasting of dividends on the Radio Broadcasting 12% Preferred Stock in additional shares of such preferred stock, in each case in accordance with usual record and payment dates), (x) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, (y) purchase, redeem or otherwise acquire any shares of outstanding capital stock or any rights, warrants or options to acquire any such shares (other than, with respect to the Company and its subsidiaries, in connection with Radio Broadcasting's offer to exchange its 12% Series A Exchangeable Preferred Stock for the Radio Broadcasting 12% Preferred Stock (the "Exchange Offer")), or (z) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other equity securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, equity securities or convertible securities other than (1) upon the exercise of Company Stock Options and Evergreen Stock Options outstanding on the date of this Agreement, (2) pursuant to employment agreements or other contractual arrangements in effect on the date of this Agreement, or (3) with respect to the Company and its subsidiaries, in connection with the Exchange Offer or upon the conversion of the Company Convertible Preferred Stock;

     (ii) amend its Certificate of Incorporation, Bylaws or other comparable charter or organizational documents (other than, in the case of Radio Broadcasting, as necessary to consummate the Exchange Offer);

     (iii) acquire any business (including the assets thereof) or any corporation, partnership, joint venture, association or other business organization or division thereof;

     (iv) sell, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets that are material to the Company or Evergreen and their respective subsidiaries taken as a whole;

     (v) (x) other than working capital borrowings in the ordinary course of business and consistent with past practices incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, other than indebtedness owing to or guarantees of indebtedness owing to the Company or Evergreen or any of their respective direct or indirect wholly-owned subsidiaries or (y) make any material loans or advances to any other person, other than to the Company or Evergreen, or to any of their respective direct or indirect wholly-owned subsidiaries and other than routine advances to employees;

     (vi) make any tax election or settle or compromise any income tax liability that could reasonably be expected to be material to the Company or Evergreen and their respective subsidiaries taken as a whole;

     (vii) pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company or Evergreen included in the Filed Company SEC Documents or the Filed Evergreen SEC Documents, respectively, or incurred since the date of such financial statements in the ordinary course of business consistent with past practice;

     (viii) make any material commitments or agreements for capital expenditures or capital additions or betterments except as materially consistent with the budget for capital expenditures as of the date of this Agreement and consistent with past practices;

     (ix) except as may be required by law,

          (1) other than in the ordinary course of business and consistent with past practices, make any representation or promise, oral or written, to any employee or former director, officer or employee of the Company or Evergreen or any of their respective subsidiaries which is inconsistent with the terms of any Company Benefit Plan or Evergreen Benefit Plan, respectively;

          (2) other than in the ordinary course of business and consistent with past practices, make any change to, or amend in any way, the contracts, salaries, wages, or other compensation of any director, employee or any agent or consultant of the Company or Evergreen or any of their respective subsidiaries other than routine changes or amendments that are required under existing contracts;

          (3) adopt, enter into, amend, alter or terminate, partially or completely, any Company Benefit Plan or Evergreen Benefit Plan or any election made pursuant to the provisions of any Company Benefit Plan or Evergreen Benefit Plan, to accelerate any payments, obligations or vesting schedules under any Company Benefit Plan or Evergreen Benefit Plan; or

          (4) other than in the ordinary course of business consistent with past practices, approve any general or company-wide pay increases for employees;

     (x) except in the ordinary course of business, modify, amend or terminate any material agreement, permit, concession, franchise, license or similar instrument to which the Company or Evergreen or any of their respective subsidiaries is a party or waive, release or assign any material rights or claims thereunder; or

     (xi) authorize any of, or commit or agree to take any of, the foregoing actions.

     Notwithstanding the foregoing, nothing herein shall prevent Evergreen or the Company from selling or acquiring (or agreeing to sell or acquire) all or substantially all of the assets (by purchase, stock purchase, merger or otherwise) of one or more radio broadcast stations and entering into financing transactions in connection therewith, provided that the value of the consideration (as determined in good faith by the Board of Directors of the Company or Evergreen, as the case may be) to be paid or received (as appropriate) in such transactions does not exceed $100,000,000 in the aggregate for all such radio stations acquired since the date of the Old Agreement. Each of Evergreen, on the one hand, and the Company and Radio Broadcasting, on the other hand, represent and warrant to the other party or parties that no actions have been taken since February 19, 1997 in violation of the terms of the Old Agreement.

     5.2 Company Stock Options. At the Effective Time, each Company Stock Option shall be deemed to have been assumed by Evergreen, without further action by Evergreen, and shall thereafter be deemed an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option, that number of shares of Parent Common Stock that would have been received in respect of such Company

Stock Option if it had been exercised immediately prior to the Effective Time (such Company Stock Options assumed by Evergreen, the "Assumed Chancellor Stock Options"); provided, however, that, for each optionholder, (i) the aggregate fair market value of Parent Common Stock subject to Assumed Chancellor Stock Options immediately after the Effective Time shall not exceed the aggregate exercise price thereof by more than the excess of the aggregate fair market value of Company Common Stock subject to Company Stock Options immediately before the Effective Time over the aggregate exercise price thereof and (ii) on a share-by-share comparison, the ratio of the exercise price of the Assumed Chancellor Stock Option to the fair market value of the Parent Common Stock immediately after the Effective Time is no more favorable to the optionholder than the ratio of the exercise price of the Company Stock Option to the fair market value of the Company Common Stock immediately before the Effective Time; and provided, further, that no fractional shares shall be issued on the exercise of such Assumed Chancellor Stock Option and, in lieu thereof, the holder of such Assumed Chancellor Stock Option shall only be entitled to a cash payment in the amount of such fraction multiplied by the closing price per share of Parent Common Stock on the Nasdaq National Market on the business day immediately prior to the date of such exercise.

     5.3 Other Actions. The Company and Evergreen shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in any of the conditions of the Merger set forth in Article VI not being satisfied.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger and the Subsidiary Merger is subject to the satisfaction or waiver on or prior to the Closing Date and Subsidiary Closing Date, as applicable, of the following conditions:

     (a) Stockholder Approval. The Company Stockholder Approval and the Evergreen Stockholder Approval shall have been obtained.

     (b) FCC Order. The FCC shall have issued an order (the "FCC Order") approving the transfer of the Company FCC Licenses for the operation of the Company Licensed Facilities and the Evergreen FCC Licenses for the operation of the Evergreen Licensed Facilities to the public stockholders of Parent pursuant to the Merger without the imposition of any conditions or restrictions that would have a material adverse effect on the business, properties, results of operations, or condition (financial or otherwise) of Parent and its subsidiaries, considered as a whole (a "Parent Material Adverse Effect"), and which FCC Order has not been reversed, stayed, enjoined, set aside or suspended and with respect to which no timely request for stay, petition for reconsideration or appeal has been filed and as to which the time period for filing of any such appeal or request for reconsideration or for any sua sponte action by the FCC with respect to the FCC Order has expired, or, in the event that such a filing or review sua sponte has occurred, as to which such filing or review shall have been disposed of favorably to the grant of the FCC Order and the time period for seeking further relief with respect thereto shall have expired without any request for such further relief having been filed or review initiated; provided, however, that notwithstanding anything in this Agreement to the contrary, that reasonable conditions of divestiture of certain Company Licensed Facilities or Evergreen Licensed Facilities to comply with the multiple ownership requirements under the Telecom Act shall not be deemed to result in a Parent Material Adverse Effect.

     (c) Governmental and Regulatory Consents. All required consents, approvals, permits and authorizations to the consummation of the transactions contemplated hereby by the Company, Radio Broadcasting, Evergreen, EMHC and EMCLA shall be obtained from any Governmental Entity (other than the FCC) whose consent, approval, permission or authorization is required by reason of a change in law after the date of this Agreement, unless the failure to obtain such consent, approval, permission or authorization could not reasonably be expected to have a Parent Material Adverse Effect, or to materially and adversely affect the validity or enforceability of this Agreement or the Merger.

     (d) HSR Act. The waiting period (and any extension thereof) applicable to the Merger and the Subsidiary Merger under the HSR Act shall have been terminated or shall have otherwise expired.

     (e) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger and the Subsidiary Merger shall be in effect; provided, however, that the party invoking this condition shall use best reasonable efforts to have any such order or injunction vacated.

     (f) Nasdaq Listing. The shares of Parent Common Stock issuable to the Company's stockholders pursuant to this Agreement shall have been approved for quotation on the Nasdaq National Market, subject to official notice of issuance.

     (g) Form S-4s. The Evergreen Form S-4 and EMCLA Form S-4 shall each have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

     6.2 Conditions to Obligations of Evergreen, EMCLA and EMHC. The obligation of Evergreen, EMCLA and EMHC to effect the Merger and the Subsidiary Merger are further subject to the following conditions:

     (a) Representations and Warranties. The representations and warranties of the Company and Radio Broadcasting contained in this Agreement shall have been true and correct on the date of the Old Agreement (except to the extent that they expressly relate only to a different time, in which case they shall have been true and correct as of such different time), other than such breaches of representations and warranties which in the aggregate could not reasonably be expected to have a Company Material Adverse Effect. The Company and Radio Broadcasting shall have delivered to Evergreen a certificate dated as of the Closing Date, signed by a senior executive officer of the Company and Radio Broadcasting, to the effect set forth in this Section 6.2(a).

     (b) Performance of Obligations of the Company and Radio Broadcasting. The Company and Radio Broadcasting shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Evergreen shall have received a certificate signed on behalf of the Company and Radio Broadcasting by a senior executive officer of the Company and Radio Broadcasting to such effect.

     (c) Tax Opinion. Evergreen shall have received an opinion of Latham & Watkins, dated the Closing Date, substantially in the form of Exhibit H, to the effect that (i) the Merger and the Subsidiary Merger will each be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (ii) each of Evergreen, EMHC, and the Company will be a party to the Merger within the meaning of Section 368(b) of the Code; (iii) each of EMCLA and Radio Broadcasting will be a party to the Subsidiary Merger within the meaning of Section 368(b) of the Code; (iv) no gain or loss will be recognized by the Company, Evergreen or EMHC as a result of the Merger; (v) no gain or loss will be recognized by EMCLA or Radio Broadcasting as a result of the Subsidiary Merger; (vi) no gain or loss will be recognized by any holder of Evergreen Class A Common Stock or Evergreen Class B Common Stock on the exchange of such stock for shares of Parent Common Stock pursuant to this Agreement; and
(vii) no gain or loss will be recognized by any holder of Evergreen Convertible Exchangeable Preferred Stock as a result of the Merger. In rendering such opinion, Latham & Watkins shall receive and may rely upon representations contained in certificates of Evergreen, EMCLA, EMHC, the Company, Radio Broadcasting, and certain stockholders of the Company and Radio Broadcasting, substantially in the form of Exhibits B through G.

     6.3 Conditions to Obligation of the Company and Radio Broadcasting. The obligation of the Company and Radio Broadcasting to effect the Merger and the Subsidiary Merger is further subject to the following conditions:

     (a) Representations and Warranties. The representations and warranties of Evergreen contained in this Agreement shall have been true and correct on the date of the Old Agreement (except to the extent that they expressly relate only to a different time, in which case they shall have been true and correct as of such different time), and the representations and warranties of EMCLA and EMHC contained in this Agreement shall have been true and correct on the date of this Agreement (except to the extent that they expressly relate only to an earlier time, in which case they shall have been true and correct as of such earlier time), in each case other
than such breaches of representations and warranties which in the aggregate could not reasonably be expected to have an Evergreen Material Adverse Effect. Evergreen, EMCLA and EMHC shall have delivered to the Company and Radio Broadcasting a certificate dated as of the Closing Date, signed by a senior executive officer of Evergreen, EMCLA and EMHC, to the effect set forth in this
Section 6.3(a).

     (b) Performance of Obligations of Evergreen, EMCLA and EMHC. Evergreen, EMCLA and EMHC shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, including without limitation, the filing of the Parent Charter with the Delaware Secretary of State and delivery of the Board Resignations and the Board Appointments, and the Company shall have received a certificate signed on behalf of Evergreen, EMCLA and EMHC by a senior executive officer of Evergreen, EMCLA and EMHC to such effect.

     (c) Tax Opinion. The Company and Radio Broadcasting shall have received an opinion of Weil, Gotshal & Manges LLP, dated as of the Closing Date and substantially in the form of Exhibit I, to the effect that the Merger and the Subsidiary Merger will each be treated as a reorganization under Section 368(a) of the Code and that no gain or loss will be recognized by the stockholders of the Company and of Radio Broadcasting on the receipt pursuant to the Merger and the Subsidiary Merger of shares of Parent Common Stock, Parent Convertible Preferred Stock or Merger Preferred Stock in exchange for Shares, shares of Company Convertible Preferred Stock and/or shares of Radio Broadcasting Preferred Stock, except with respect to cash received by dissenters or in lieu of fractional shares of Parent Common Stock. In rendering such opinion, Weil, Gotshal & Manges LLP shall receive and may rely upon representations contained in certificates of Evergreen, EMCLA, EMHC, the Company, Radio Broadcasting, and certain stockholders of the Company and Radio Broadcasting, substantially in the form of Exhibits B through G.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

     7.1 Termination. This Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the stockholders of the Company or
Evergreen:

     (a) by mutual written consent of Evergreen and the Company;

     (b) by either Evergreen or the Company:

     (i) if, upon a vote at a duly held Stockholders Meeting or Evergreen Stockholders Meeting or any adjournment thereof, any required approval of the stockholders of the Company or Evergreen, as the case may be, shall not have been obtained;

     (ii) if the Merger and the Subsidiary Merger shall not have been consummated on or before February 19, 1998, unless the failure to consummate the Merger or the Subsidiary Merger is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement;

     (iii) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger or Subsidiary Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

     (iv) if the other party hereto shall have breached the requirements of Sections 4.2 or 4.5 hereof, unless the party seeking to invoke this clause (iv) shall at such time be in material breach of this Agreement.

     7.2 Effect of Termination. In the event of termination of this Agreement by either the Company or Evergreen as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Evergreen or the Company, other than the last sentence of Section
4.3 and Sections 2.10, 3.10, 7.2 and 10.2. Nothing contained in this Section 7.2 shall relieve any party from any liability resulting from any material breach of the representations, warranties, covenants or agreements set forth in this Agreement.

     7.3 Amendment. Subject to the applicable provisions of the Delaware Code, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties; provided, however, that after the Company Stockholder Approval and Evergreen Stockholder Approval has been obtained, no amendment shall be made which reduces the consideration payable in the Merger or Subsidiary Merger or adversely affects the rights of the Company's, Radio Broadcasting's or Evergreen's stockholders hereunder without the approval of their respective stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     7.4 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to Section 7.3, waive compliance with any of the agreements or conditions of the other parties contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

     7.5 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 7.3 or an extension or waiver pursuant to Section
7.4 shall, in order to be effective, require in the case of Evergreen or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.

                                  ARTICLE VIII

                             SURVIVAL OF PROVISIONS

     8.1 Survival. The representations and warranties respectively required to be made by the Company and Evergreen in this Agreement, or in any certificate, respectively, delivered by the Company or Evergreen pursuant to Section 6.2 or
Section 6.3 hereof will not survive the Closing.

                                   ARTICLE IX

                                    NOTICES

     9.1 Notices. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly given if delivered, telecopied or mailed, by certified mail, return receipt requested, first-class postage prepaid, to the parties at the following addresses:

     If to Evergreen, EMCLA or EMHC, to:

          Evergreen Media Corporation
        433 East Las Colinas Boulevard
        Suite 1130
        Irving, Texas 75039
        Attention: Scott K. Ginsburg
        Telephone: (972) 869-9020
        Telecopy: (972) 869-3671
     with copies to:

          Latham & Watkins
          1001 Pennsylvania Ave., N.W.
        Suite 1300
        Washington, D.C. 20004
          Attention: Eric L. Bernthal, Esq.
                     Daniel T. Lennon, Esq.
          Telephone: (202) 637-2200
        Telecopy: (202) 637-2201

     If to the Company or Radio Broadcasting, to:

          Chancellor Broadcasting Company
        12655 N. Central Expressway
        Suite 405
        Dallas, Texas 75243
        Attention: Steven Dinetz
        Telephone: (972) 239-6220
        Telecopy: (972) 239-0220

     With copies to:

          Hicks, Muse, Tate & Furst Incorporated
        200 Crescent Court, Suite 1600
        Dallas, Texas 75201
        Attention: Thomas O. Hicks
                Lawrence D. Stuart, Jr.
          Telephone: (214) 740-7300
        Telecopy: (214) 740-7313

                    and

          Weil, Gotshal & Manges LLP
        100 Crescent Court, Suite 1300
        Dallas, Texas 75201
        Attention: Jeremy W. Dickens, Esq.
        Telephone: (214) 746-7720
        Telecopy: (214) 746-7777

All notices and other communications required or permitted under this Agreement that are addressed as provided in this Article IX will, if delivered personally, be deemed given upon delivery, will, if delivered by telecopy, be deemed delivered when confirmed and will, if delivered by mail in the manner described above, be deemed given on the third business day after the day it is deposited in a regular depository of the United States mail. Any party from time to time may change its address for the purpose of notices to that party by giving a similar notice specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.

                                   ARTICLE X

                                 MISCELLANEOUS

     10.1 Entire Agreement. Except for documents executed by the Company and Evergreen pursuant hereto, this Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter of this Agreement, and this Agreement (including the exhibits hereto and other documents delivered in connection herewith), the Stockholders Agreement and the Confidentiality Agreements contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

     10.2 Expenses. Whether or not the Merger and the Subsidiary Merger are consummated, each of the Company and Evergreen will pay its own costs and expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby; provided that the fees and expenses incurred in connection with (i) the filings and registrations with the Department of Justice and Federal Trade Commission pursuant to the HSR Act, (ii) the filings with the FCC under the Communications Act, and (iii) the printing, mailing and distribution of the Joint Proxy Statement and the preparation and filing of the Form S-4s, shall be borne equally by Evergreen and the Company.

     10.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     10.4 No Third Party Beneficiary. Except as otherwise provided herein, the terms and provisions of this Agreement are intended solely for the benefit of the parties hereto, and their respective successors or assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

     10.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     10.6 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, and any such assignment that is not consented to shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns.

     10.7 Headings, Gender, Etc. The headings used in this Agreement have been inserted for convenience and do not constitute matter to be construed or interpreted in connection with this Agreement. Unless the context of this Agreement otherwise requires, (a) words of any gender are deemed to include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby," "hereto," and derivative or similar words refer to this entire Agreement; (d) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; (e) all references to "dollars" or "$" refer to currency of the United States of America; and (f) the term "person" shall include any natural person, corporation, limited liability company, general partnership, limited partnership, or other entity, enterprise, authority or business organization.

     10.8 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of the Company or Evergreen under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom.

     10.9 Viacom Transaction. On February 16, 1997, EMCLA and Viacom International Inc. ("Viacom") entered into a Stock Purchase Agreement (the "Viacom Purchase Agreement") whereby EMCLA agreed to purchase all the outstanding shares of stock of certain subsidiaries of Viacom that own and operate the radio broadcast stations described in the Viacom Purchase Agreement. Concurrently with the execution and delivery of the Old Agreement, Evergreen, EMCLA, the Company and Radio Broadcasting entered into an agreement (the "Joint Purchase Agreement") whereby, as between Evergreen and the Company, the Company agreed to assume certain obligations under the Viacom Purchase Agreement and Evergreen agreed to grant to the Company certain rights under the Viacom Purchase Agreement. Notwithstanding any provision hereof to the contrary, no provision of the Old Agreement or this Agreement shall be deemed to prohibit any transaction contemplated by the Joint Purchase Agreement or the Viacom Purchase Agreement. The transactions contemplated by the Viacom Purchase Agreement and the Joint Purchase Agreement are referred to collectively as the "Viacom Transaction."

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Company, Radio Broadcasting, Evergreen, EMCLA and EMHC effective as of the date first written above.

                                            CHANCELLOR BROADCASTING
                                            COMPANY

                                            By:     /s/ THOMAS O. HICKS
                                              ----------------------------------
                                            Name: Thomas O. Hicks
                                            Title: Chairman of the Board

                                            CHANCELLOR RADIO BROADCASTING
                                            COMPANY

                                            By:     /s/ THOMAS O. HICKS
                                              ----------------------------------
                                            Name: Thomas O. Hicks
                                            Title: Chairman of the Board

                                            EVERGREEN MEDIA CORPORATION

                                            By:    /s/ SCOTT K. GINSBURG
                                              ----------------------------------
                                            Name: Scott K. Ginsburg
                                            Title: Chairman and Chief Executive
                                            Officer

                                            EVERGREEN MEDIA CORPORATION OF LOS
                                            ANGELES

                                            By:    /s/ SCOTT K. GINSBURG
                                              ----------------------------------
                                            Name: Scott K. Ginsburg
                                            Title: Chairman and Chief Executive
                                            Officer

                                            EVERGREEN MEZZANINE HOLDINGS
                                            CORPORATION

                                            By:    /s/ SCOTT K. GINSBURG
                                              ----------------------------------
                                            Name: Scott K. Ginsburg
                                            Title: Chairman and Chief Executive
                                            Officer

                                                                         ANNEX I

AMENDMENTS TO CERTIFICATE OF INCORPORATION OF EVERGREEN MEZZANINE HOLDINGS
CORPORATION:

ARTICLE FOURTH SHALL BE AMENDED AND RESTATED IN ITS ENTIRETY TO READ AS FOLLOWS:

     FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 10,001,000 shares consisting of
(a) 10,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock") and (b) 1,000 shares of Common Stock, par value $.01 per share (the "Common Stock").

     The designations, powers, preferences, rights, qualifications, limitations, and restrictions of the Preferred Stock and the Common Stock are as follows:

     1. Provisions Relating to the Preferred Stock.

     (a) The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations, powers, preferences and rights and such qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors of the Corporation (the "Board of Directors") as hereafter prescribed.

     (b) Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

     (i) whether or not the class or series is to have voting rights, full, special or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

     (ii) the number of shares to constitute the class or series and the designations thereof;

     (iii) the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

     (iv) whether or not the shares of any class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities or other property) and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

     (v) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

     (vi) the dividend rate, whether dividends are payable in cash, securities of the Corporation or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative and, if cumulative, the date or dates from which such dividends shall accumulate;

     (vii) the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

     (viii) whether or not the shares of any class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities,

                                      A-I-1
or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

     (ix) such other special rights and protective provisions with respect to any class or series as may to the Board of Directors seem advisable.

     (c) The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

     (d) The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of a majority of the holders of the Preferred Stock, or of any class or series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing such class or series of Preferred Stock.

     2. Provisions Relating to the Common Stock.

     (a) Each share of Common Stock of the Corporation shall have identical rights and privileges in every respect. The holders of shares of Common Stock shall be entitled to vote upon all matters submitted to a vote of the stockholders of the Corporation and shall be entitled to one vote for each share of Common Stock held.

     (b) Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive such dividends (payable in cash, stock, or otherwise) as may be declared thereon by the board of directors at any time and from time to time out of any funds of the Corporation legally available therefor.

     (c) In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them. A liquidation, dissolution, or winding-up of the Corporation, as such terms are used in this Paragraph (c), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange, or conveyance of all or a part of the assets of the Corporation.

     3. General.

     (a) Subject to the foregoing provisions of this Certificate of Incorporation, the Corporation may issue shares of its Common Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board of Directors, which is expressly authorized to fix the same in its absolute and uncontrolled discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

     (b) The Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares of the Corporation's capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the Board of Directors. The Board of Directors shall be empowered to set the exercise price, duration, times for exercise, and other terms of such options or rights; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

                                      A-I-2

ARTICLE SEVENTH SHALL BE AMENDED AND RESTATED IN ITS ENTIRETY TO READ AS
FOLLOWS:

     SEVENTH: The Corporation shall indemnify any Person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director, officer, employee or agent of the Corporation, or (ii) is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article Seventh is in effect. Any repeal or amendment of this Article Seventh shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article Seventh. Such right shall include the right to be paid by the Corporation expenses incurred in investigating or defending any such proceeding in advance of its final disposition to the maximum extent permitted under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended. To the extent that a director, officer, employee or agent of the corporation shall be successful on the merits or otherwise in defense of any proceeding, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense is not permitted under the General Corporation Law of the State of Delaware, but the burden of proving such defense shall be on the Corporation. None of (i) the failure of the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances, (ii) an actual determination by the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible, or
(iii) the termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any Person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise.

     The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

     Without limiting the generality of the foregoing, to the extent permitted by then applicable law, the grant of mandatory indemnification pursuant to this Article Seventh shall extend to proceedings involving the negligence of such Person.

     The Board of Directors may authorize, by a vote of a majority of a quorum of the Board of Directors, the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article Seventh.

                                      A-I-3

     As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding. "Person" as used herein means any corporation, partnership, association, firm, trust, joint venture, political subdivision or instrumentality.

A NEW ARTICLE SHALL BE ADDED AS ARTICLE TENTH TO READ AS FOLLOWS:

     TENTH: The following provisions are included for the purpose of ensuring that control and management of the Corporation remains with loyal citizens of the United States and/or corporations formed under the laws of the United States or any of the states of the United States, as required by the Communications Act of 1934, as the same may be amended from time to time:

     (a) The Corporation shall not issue to (i) a person who is a citizen of a country other than the United States; (ii) any entity organized under the laws of a government other than the government of the United States or any state, territory, or possession of the United States; (iii) a government other than the government of the United States or of any state, territory, or possession of the United States; or (iv) a representative of, or an individual or entity controlled by, any of the foregoing (individually, an "Alien"; collectively, "Aliens") in excess of 25% of the total number of shares of capital stock of the Corporation outstanding at any time and shall not permit the transfer on the books of the corporation of any capital stock to any Alien that would result in the total number of shares of such capital stock held by Aliens exceeding such 25% limit.

     (b) No Alien or Aliens shall be entitled to vote or direct or control the vote of more than 25% of (i) the total number of shares of capital stock of the Corporation outstanding and entitled to vote at any time and from time to time, or (ii) the total voting power of all shares of capital stock of the Corporation outstanding and entitled to vote at any time and from time to time.

     (c) No Alien shall be qualified to act as an officer of the Corporation, and no more than one-fourth of the total number of directors of the Corporation at any time and from time to time may be Aliens.

     (d) The Board of Directors of the Corporation shall have all powers necessary to implement the provisions of this Article Tenth.

                                      A-I-4

                                                                        ANNEX II

AMENDMENTS TO CERTIFICATE OF INCORPORATION OF EVERGREEN MEDIA CORPORATION OF LOS
ANGELES:

ARTICLE FOURTH SHALL BE AMENDED AND RESTATED IN ITS ENTIRETY TO READ AS FOLLOWS:

     FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 10,001,000 shares consisting of
(a) 10,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock") and (b) 1,000 shares of Common Stock, par value $.01 per share (the "Common Stock").

     The designations, powers, preferences, rights, qualifications, limitations, and restrictions of the Preferred Stock and the Common Stock are as follows:

     1. Provisions Relating to the Preferred Stock.

     (a) The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations, powers, preferences and rights and such qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors of the Corporation (the "Board of Directors") as hereafter prescribed.

     (b) Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

     (i) whether or not the class or series is to have voting rights, full, special or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

     (ii) the number of shares to constitute the class or series and the designations thereof;

     (iii) the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

     (iv) whether or not the shares of any class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities or other property) and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

     (v) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

     (vi) the dividend rate, whether dividends are payable in cash, securities of the Corporation or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative and, if cumulative, the date or dates from which such dividends shall accumulate;

     (vii) the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

                                     A-II-1

     (viii) whether or not the shares of any class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

     (ix) such other special rights and protective provisions with respect to any class or series as may to the Board of Directors seem advisable.

     (c) The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

     (d) The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of a majority of the holders of the Preferred Stock, or of any class or series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing such class or series of Preferred Stock.

     2. Provisions Relating to the Common Stock.

     (a) Each share of Common Stock of the Corporation shall have identical rights and privileges in every respect. The holders of shares of Common Stock shall be entitled to vote upon all matters submitted to a vote of the stockholders of the Corporation and shall be entitled to one vote for each share of Common Stock held.

     (b) Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive such dividends (payable in cash, stock, or otherwise) as may be declared thereon by the board of directors at any time and from time to time out of any funds of the Corporation legally available therefor.

     (c) In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them. A liquidation, dissolution, or winding-up of the Corporation, as such terms are used in this Paragraph (c), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange, or conveyance of all or a part of the assets of the Corporation.

     3. General.

     (a) Subject to the foregoing provisions of this Certificate of Incorporation, the Corporation may issue shares of its Common Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board of Directors, which is expressly authorized to fix the same in its absolute and uncontrolled discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

     (b) The Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares of the Corporation's capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the Board of Directors. The

                                     A-II-2

Board of Directors shall be empowered to set the exercise price, duration, times for exercise, and other terms of such options or rights; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

ARTICLE SEVENTH SHALL BE AMENDED AND RESTATED IN ITS ENTIRETY TO READ AS
FOLLOWS:

     SEVENTH: The Corporation shall indemnify any Person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director, officer, employee or agent of the Corporation, or (ii) is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article Seventh is in effect. Any repeal or amendment of this Article Seventh shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article Seventh. Such right shall include the right to be paid by the Corporation expenses incurred in investigating or defending any such proceeding in advance of its final disposition to the maximum extent permitted under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended. To the extent that a director, officer, employee or agent of the corporation shall be successful on the merits or otherwise in defense of any proceeding, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense is not permitted under the General Corporation Law of the State of Delaware, but the burden of proving such defense shall be on the Corporation. None of (i) the failure of the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances, (ii) an actual determination by the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible, or
(iii) the termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any Person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise.

     The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

     Without limiting the generality of the foregoing, to the extent permitted by then applicable law, the grant of mandatory indemnification pursuant to this Article Seventh shall extend to proceedings involving the negligence of such Person.

     The Board of Directors may authorize, by a vote of a majority of a quorum of the Board of Directors, the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or

                                     A-II-3
domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article Seventh.

     As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding. "Person" as used herein means any corporation, partnership, association, firm, trust, joint venture, political subdivision or instrumentality.

A NEW ARTICLE SHALL BE ADDED AS ARTICLE TENTH TO READ AS FOLLOWS:

     TENTH: The following provisions are included for the purpose of ensuring that control and management of the Corporation remains with loyal citizens of the United States and/or corporations formed under the laws of the United States or any of the states of the United States, as required by the Communications Act of 1934, as the same may be amended from time to time:

     (a) The Corporation shall not issue to (i) a person who is a citizen of a country other than the United States; (ii) any entity organized under the laws of a government other than the government of the United States or any state, territory, or possession of the United States; (iii) a government other than the government of the United States or of any state, territory, or possession of the United States; or (iv) a representative of, or an individual or entity controlled by, any of the foregoing (individually, an "Alien"; collectively, "Aliens") in excess of 25% of the total number of shares of capital stock of the Corporation outstanding at any time and shall not permit the transfer on the books of the corporation of any capital stock to any Alien that would result in the total number of shares of such capital stock held by Aliens exceeding such 25% limit.

     (b) No Alien or Aliens shall be entitled to vote or direct or control the vote of more than 25% of (i) the total number of shares of capital stock of the Corporation outstanding and entitled to vote at any time and from time to time, or (ii) the total voting power of all shares of capital stock of the Corporation outstanding and entitled to vote at any time and from time to time.

     (c) No Alien shall be qualified to act as an officer of the Corporation, and no more than one-fourth of the total number of directors of the Corporation at any time and from time to time may be Aliens.

     (d) The Board of Directors of the Corporation shall have all powers necessary to implement the provisions of this Article Tenth.

                                     A-II-4

                                                                       ANNEX III

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          CHANCELLOR MEDIA CORPORATION

     FIRST: The name of the corporation is Chancellor Media Corporation (the "Corporation").

     SECOND: The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

     THIRD: The purpose for which the Corporation is organized is to engage in any and all lawful acts and activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 325,000,000 shares consisting of (a) 50,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"), (b) 200,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock") and (c) 75,000,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock").

     The designations, powers, preferences, rights, qualifications, limitations, and restrictions of the Preferred Stock, the Common Stock and the Class A Common Stock are as follows:

     1. Reclassification of Existing Class A and Class B Common Stock.

     (a) Upon the filing of this Amended and Restated Certificate of Incorporation, each share of Class A Common Stock, par value $.01 per share, of the Corporation outstanding shall be reclassified, changed and converted into one share of the Common Stock, and each share of Class B Common Stock, par value $.01 per share, of the Corporation outstanding shall be reclassified into one share of Common Stock (such reclassifications collectively being the "Reclassification").

     (b) After the Reclassification, each holder of the shares of capital stock of the Corporation being reclassified, changed and converted as provided herein shall be entitled to receive, upon surrender at the office of the Corporation or the transfer agent for the Common Stock of such holder's certificate or certificates representing the shares being reclassified, duly endorsed in blank or accompanied by duly executed proper instruments of transfer, as promptly as practicable after such surrender one or more certificates evidencing the Common Stock issuable to such holder in respect of the Reclassification. After the Reclassification, pending the issuance and delivery of such certificates in accordance herewith, the certificate or certificates evidencing the shares of previously outstanding class A and class B common stock being reclassified shall be deemed to evidence the shares of Common Stock issuable upon the Reclassification.

     2. Provisions Relating to the Preferred Stock.

     (a) The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations, powers, preferences and rights and such qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors of the Corporation (the "Board of Directors") as hereafter prescribed.

     (b) Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

                                     A-III-1

     (i) whether or not the class or series is to have voting rights, full, special or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

     (ii) the number of shares to constitute the class or series and the designations thereof;

     (iii) the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

     (iv) whether or not the shares of any class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities or other property) and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

     (v) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

     (vi) the dividend rate, whether dividends are payable in cash, securities of the Corporation or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative and, if cumulative, the date or dates from which such dividends shall accumulate;

     (vii) the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

     (viii) whether or not the shares of any class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

     (ix) such other special rights and protective provisions with respect to any class or series as may to the Board of Directors seem advisable.

     (c) The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

     (d) The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock and Class A Common Stock, each voting as a separate class, without a vote of a majority of the holders of the Preferred Stock, or of any class or series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing such class or series of Preferred Stock.

     3. Provisions Relating to the Common Stock and Class A Common Stock.

     (a) Except as otherwise set forth in this Paragraph 3, each share of Common Stock and Class A Common Stock of the Corporation shall have identical rights and privileges in every respect. The holders of

                                     A-III-2
shares of Common Stock shall be entitled to vote as a class upon all matters submitted to a vote of the stockholders of the Corporation and shall be entitled to one vote for each share of Common Stock held, and the holders of shares of Class A Common Stock shall be entitled to vote upon all matters submitted to a vote of the stockholders of the Corporation as a separate class and shall be entitled to one vote for each share of Class A Common Stock held.

     (b) Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock and Class A Common Stock shall be entitled to receive and participate ratably in such dividends (payable in cash, stock, or otherwise) as may be declared thereon by the board of directors at any time and from time to time out of any funds of the Corporation legally available therefor.

     (c) In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock and Class A Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock or Class A Common Stock held by them.

     (d) With respect to any Going Private Transaction (as defined below) between the Corporation and Scott K. Ginsburg or Affiliates of Scott K. Ginsburg (as defined below), the holders of the Common Stock and the Class A Common Stock shall each vote separately as a class. For purposes of this Paragraph 3(d), the term "Going Private Transaction" shall mean any transaction that is a "Rule 13e-3 Transaction," as such term is defined in Rule 13e-3(a)(3), 17 C.F.R.
sec. 240.13e-3, as amended from time to time, promulgated under the Securities Exchange Act of 1934, as amended. The term "Affiliate of Scott K. Ginsburg" shall mean (x) any corporation of which Scott K. Ginsburg is the beneficial owner of 50% or more of the combined voting power of all classes of equity securities, (y) any trust or other estate in which Scott K. Ginsburg serves as trustee or in a similar capacity, or (z) any partnership, joint venture, or unincorporated organization that is under the direct or indirect control of Scott K. Ginsburg, such that Scott K. Ginsburg possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity whether through the ownership of voting securities, by contract, or otherwise.

     4. General.

     (a) Subject to the foregoing provisions of this Certificate of Incorporation, the Corporation may issue shares of its Common Stock and Class A Common Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board of Directors, which is expressly authorized to fix the same in its absolute and uncontrolled discretion subject to the foregoing conditions; provided, however, that notwithstanding the foregoing, the Corporation may not issue shares of Class A Common Stock without the unanimous vote or written consent of the Board of Directors of the Corporation. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

     (b) The Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares of the Corporation's capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the Board of Directors. The Board of Directors shall be empowered to set the exercise price, duration, times for exercise, and other terms of such options or rights; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

     FIFTH: The number of directors constituting the Board of Directors shall be no less than five and no more than thirteen, plus such number of directors as may be elected from time to time by the holders of any class or series of Preferred Stock. Commencing on the date on which this Amended and Restated Certificate of Incorporation shall become effective pursuant to the General Corporation Law of the State of Delaware, the directors of the Corporation shall be divided into three classes (the "Classified Directors") with the first class

                                     A-III-3

("Class I"), second class ("Class II") and the third class ("Class III") each to consist as nearly as practicable of an equal number of directors. The term of office of the Class I directors shall expire at the 1998 annual meeting of stockholders, the term of office of the Class II directors shall expire at the 1999 annual meeting of stockholders and the term of office of the Class III directors shall expire at the 2000 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the 1998 annual meeting, Classified Directors elected to succeed those Classified Directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

     SIXTH: The directors of the Corporation need not be elected by written ballot unless the bylaws of the Corporation otherwise provide.

     SEVENTH: The following provisions are included for the purpose of ensuring that control and management of the Corporation remains with loyal citizens of the United States and/or corporations formed under the laws of the United States or any of the states of the United States, as required by the Communications Act of 1934, as the same may be amended from time to time:

     (a) The Corporation shall not issue to (i) a person who is a citizen of a country other than the United States; (ii) any entity organized under the laws of a government other than the government of the United States or any state, territory, or possession of the United States; (iii) a government other than the government of the United States or of any state, territory, or possession of the United States; or (iv) a representative of, or an individual or entity controlled by, any of the foregoing (individually, an "Alien"; collectively, "Aliens") in excess of 25% of the total number of shares of capital stock of the Corporation outstanding at any time and shall not permit the transfer on the books of the corporation of any capital stock to any Alien that would result in the total number of shares of such capital stock held by Aliens exceeding such 25% limit.

     (b) No Alien or Aliens shall be entitled to vote or direct or control the vote of more than 25% of (i) the total number of shares of capital stock of the Corporation outstanding and entitled to vote at any time and from time to time, or (ii) the total voting power of all shares of capital stock of the Corporation outstanding and entitled to vote at any time and from time to time.

     (c) No Alien shall be qualified to act as an officer of the Corporation, and no more than one-fourth of the total number of directors of the Corporation at any time and from time to time may be Aliens.

     (d) The Board of Directors of the Corporation shall have all powers necessary to implement the provisions of this Article Seventh.

     EIGHTH: No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any Person (as hereinafter defined) in which one or more of its directors, officers, or stockholders are directors, officers, or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction. "Person" as used herein means any corporation, partnership, association, firm, trust, joint venture, political subdivision or instrumentality.

     NINTH: The Corporation shall indemnify any Person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director, officer,

                                     A-III-4
employee or agent of the Corporation, or (ii) is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article Ninth is in effect. Any repeal or amendment of this Article Ninth shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article Ninth. Such right shall include the right to be paid by the Corporation expenses incurred in investigating or defending any such proceeding in advance of its final disposition to the maximum extent permitted under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended. To the extent that a director, officer, employee or agent of the corporation shall be successful on the merits or otherwise in defense of any proceeding, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense is not permitted under the General Corporation Law of the State of Delaware, but the burden of proving such defense shall be on the Corporation. None of (i) the failure of the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances, (ii) an actual determination by the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible, or
(iii) the termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any Person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise.

     The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

     Without limiting the generality of the foregoing, to the extent permitted by then applicable law, the grant of mandatory indemnification pursuant to this Article Ninth shall extend to proceedings involving the negligence of such Person.

     The Board of Directors may authorize, by a vote of a majority of a quorum of the Board of Directors, the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article Ninth.

     As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

                                     A-III-5

     TENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article Tenth by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article Tenth, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the General Corporation Law of the State of Delaware.

                                     A-III-6

                                                                        ANNEX IV

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                          CHANCELLOR MEDIA CORPORATION

                             A DELAWARE CORPORATION

                              ARTICLE ONE: OFFICES
  1.1    Registered Office and Agent.................................   A-IV-1
  1.2    Other Offices...............................................   A-IV-1

                     ARTICLE TWO: MEETINGS OF STOCKHOLDERS
  2.1    Annual Meeting..............................................   A-IV-1
  2.2    Special Meeting.............................................   A-IV-1
  2.3    Place of Meetings...........................................   A-IV-1
  2.4    Notice......................................................   A-IV-1
  2.5    Voting List.................................................   A-IV-2
  2.6    Quorum......................................................   A-IV-2
  2.7    Required Vote; Withdrawal of Quorum.........................   A-IV-2
  2.8    Method of Voting; Proxies...................................   A-IV-2
  2.9    Record Date.................................................   A-IV-2
  2.10   Conduct of Meeting..........................................   A-IV-3
  2.11   Inspectors..................................................   A-IV-3

                            ARTICLE THREE: DIRECTORS
  3.1    Management..................................................   A-IV-4
  3.2    Number; Qualification; Election; Term.......................   A-IV-4
  3.3    Change in Number............................................   A-IV-4
  3.4    Removal.....................................................   A-IV-4
  3.5    Vacancies...................................................   A-IV-4
  3.6    Meetings of Directors.......................................   A-IV-4
  3.7    First Meeting...............................................   A-IV-5
  3.8    Election of Officers........................................   A-IV-5
  3.9    Regular Meetings............................................   A-IV-5
  3.10   Special Meetings............................................   A-IV-5
  3.11   Notice......................................................   A-IV-5
  3.12   Quorum; Majority Vote.......................................   A-IV-5
  3.13   Procedure...................................................   A-IV-5
  3.14   Presumption of Assent.......................................   A-IV-5
  3.15   Compensation................................................   A-IV-5

                            ARTICLE FOUR: COMMITTEES
  4.1    Designation.................................................   A-IV-6
  4.2    Number; Qualification; Term.................................   A-IV-6
  4.3    Authority...................................................   A-IV-6
  4.4    Committee Changes...........................................   A-IV-6
  4.5    Alternate Members of Committees.............................   A-IV-6
  4.6    Regular Meetings............................................   A-IV-6
  4.7    Special Meetings............................................   A-IV-6
  4.8    Quorum; Majority Vote.......................................   A-IV-6
  4.9    Minutes.....................................................   A-IV-6
  4.10   Compensation................................................   A-IV-6
  4.11   Responsibility..............................................   A-IV-6

                              ARTICLE FIVE: NOTICE
  5.1    Method......................................................   A-IV-7
  5.2    Waiver......................................................   A-IV-7

                                     A-IV-i

                             ARTICLE SIX: OFFICERS
  6.1    Number; Titles; Term of Office..............................   A-IV-7
  6.2    Removal.....................................................   A-IV-7
  6.3    Vacancies...................................................   A-IV-7
  6.4    Authority...................................................   A-IV-7
  6.5    Compensation................................................   A-IV-7
  6.6    Chairman of the Board.......................................   A-IV-7
  6.7    President...................................................   A-IV-8
  6.8    Chief Operating Officer.....................................   A-IV-8
  6.9    Vice Presidents.............................................   A-IV-8
  6.10   Treasurer...................................................   A-IV-8
  6.11   Assistant Treasurers........................................   A-IV-8
  6.12   Secretary...................................................   A-IV-8
  6.13   Assistant Secretaries.......................................   A-IV-8

                  ARTICLE SEVEN: CERTIFICATES AND SHAREHOLDERS
  7.1    Certificates for Shares.....................................   A-IV-8
  7.2    Replacement of Lost or Destroyed Certificates...............   A-IV-9
  7.3    Transfer of Shares..........................................   A-IV-9
  7.4    Registered Stockholders.....................................   A-IV-9
  7.5    Regulations.................................................   A-IV-9
  7.6    Legends.....................................................   A-IV-9

                    ARTICLE EIGHT: MISCELLANEOUS PROVISIONS
  8.1    Dividends...................................................   A-IV-9
  8.2    Reserves....................................................   A-IV-9
  8.3    Books and Records...........................................   A-IV-9
  8.4    Fiscal Year.................................................  A-IV-10
  8.5    Seal........................................................  A-IV-10
  8.6    Resignations................................................  A-IV-10
  8.7    Securities of Other Corporations............................  A-IV-10
  8.8    Telephone Meetings..........................................  A-IV-10
  8.9    Action Without a Meeting....................................  A-IV-10
  8.10   Invalid Provisions..........................................  A-IV-11
  8.11   Mortgages, etc..............................................  A-IV-11
  8.12   Headings....................................................  A-IV-11
  8.13   References..................................................  A-IV-11
  8.14   Amendments..................................................  A-IV-11

                                     A-IV-ii

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                          CHANCELLOR MEDIA CORPORATION

                             A DELAWARE CORPORATION

                                    PREAMBLE

     These bylaws are subject to, and governed by, the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law") and the certificate of incorporation of Chancellor Media Corporation, a Delaware corporation (the "Corporation"). In the event of a direct conflict between the provisions of these bylaws and the mandatory provisions of the Delaware General Corporation Law or the provisions of the certificate of incorporation of the Corporation, such provisions of the Delaware General Corporation Law or the certificate of incorporation of the Corporation, as the case may be, will be controlling.

                              ARTICLE ONE: OFFICES

     1.1 Registered Office and Agent. The registered office and registered agent of the Corporation shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of the State of Delaware.

     1.2 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or as the business of the Corporation may require.

                     ARTICLE TWO: MEETINGS OF STOCKHOLDERS

     2.1 Annual Meeting. An annual meeting of stockholders of the Corporation shall be held each calendar year on such date and at such time as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. At such meeting, the stockholders shall elect directors and transact such other business as may properly be brought before the meeting.

     2.2 Special Meeting. A special meeting of the stockholders may be called at any time by the Chairman of the Board, the President, the board of directors, and shall be called by the President or the Secretary at the request in writing of the stockholders of record of not less than ten percent of all shares entitled to vote at such meeting or as otherwise provided by the certificate of incorporation of the Corporation. A special meeting shall be held on such date and at such time as shall be designated by the person(s) calling the meeting and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting or in a duly executed waiver of notice of such meeting.

     2.3 Place of Meetings. An annual meeting of stockholders may be held at any place within or without the State of Delaware designated by the board of directors. A special meeting of stockholders may be held at any place within or without the State of Delaware designated in the notice of the meeting or a duly executed waiver of notice of such meeting. Meetings of stockholders shall be held at the principal executive office of the Corporation unless another place is designated for meetings in the manner provided herein.

     2.4 Notice. Written or printed notice stating the place, day, and time of each meeting of the stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less than ten nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person(s) calling the meeting, to each stockholder of record entitled to vote at such meeting. If such notice is to be sent by mail, it shall be directed

                                     A-IV-1
to such stockholder at his address as it appears on the records of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy.

     2.5 Voting List. At least ten days before each meeting of stockholders, the Secretary or other officer of the Corporation who has charge of the Corporation's stock ledger, either directly or through another officer appointed by him or through a transfer agent appointed by the board of directors, shall prepare a complete list of stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and number of shares registered in the name of each stockholder. For a period of ten days prior to such meeting, such list shall be kept on file at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting or a duly executed waiver of notice of such meeting or, if not so specified, at the place where the meeting is to be held and shall be open to examination by any stockholder during ordinary business hours. Such list shall be produced at such meeting and kept at the meeting at all times during such meeting and may be inspected by any stockholder who is present.

     2.6 Quorum. The holders of a majority of the outstanding shares entitled to vote on a matter, present in person or by proxy, shall constitute a quorum at any meeting of stockholders, except as otherwise provided by law, the certificate of incorporation of the Corporation, or these by-laws. If a quorum shall not be present, in person or by proxy, at any meeting of stockholders, the stockholders entitled to vote thereat who are present, in person or by proxy, or, if no stockholder entitled to vote is present, any officer of the Corporation may adjourn the meeting from time to time, without notice other than announcement at the meeting (unless the board of directors, after such adjournment, fixes a new record date for the adjourned meeting), until a quorum shall be present, in person or by proxy. At any adjourned meeting at which a quorum shall be present, in person or by proxy, any business may be transacted which may have been transacted at the original meeting had a quorum been present; provided that, if the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

     2.7 Required Vote; Withdrawal of Quorum. When a quorum is present at any meeting, the vote of the holders of at least a majority of the outstanding shares entitled to vote who are present, in person or by proxy, shall decide any question brought before such meeting, unless the question is one on which, by express provision of statute, the certificate of incorporation of the Corporation, or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     2.8 Method of Voting; Proxies. Except as otherwise provided in the certificate of incorporation of the Corporation or by law, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Elections of directors need not be by written ballot. At any meeting of stockholders, every stockholder having the right to vote may vote either in person or by a proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Each such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy. If no date is stated in a proxy, such proxy shall be presumed to have been executed on the date of the meeting at which it is to be voted. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power or unless otherwise made irrevocable by law.

     2.9 Record Date. (a) For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date,

                                     A-IV-2
which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, for any such determination of stockholders, such date in any case to be not more than 60 days and not less than ten days prior to such meeting nor more than 60 days prior to any other action. If no record date is fixed:

     (i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

     (ii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

     (iii) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

     (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by law or these bylaws, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office in the State of Delaware, principal place of business, or such officer or agent shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by law or these bylaws, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

     2.10 Conduct of Meeting. The Chairman of the Board, if such office has been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, the President shall preside at all meetings of stockholders. The Secretary shall keep the records of each meeting of stockholders. In the absence or inability to act of any such officer, such officer's duties shall be performed by the officer given the authority to act for such absent or non-acting officer under these bylaws or by some person appointed by the meeting.

     2.11 Inspectors. The board of directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request, or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

                                     A-IV-3

                            ARTICLE THREE: DIRECTORS

     3.1 Management. The business and property of the Corporation shall be managed by the board of directors. Subject to the restrictions imposed by law, the certificate of incorporation of the Corporation, or these bylaws, the board of directors may exercise all the powers of the Corporation.

     3.2 Number; Qualification; Election; Term. The number of directors which shall constitute the entire board of directors shall be not less than five nor more than thirteen, plus such number of directors as may be elected from time to time by the holders of any class or series of preferred stock of the Corporation. The first board of directors shall consist of the number of directors named in the certificate of incorporation of the Corporation or, if no directors are so named, shall consist of the number of directors elected by the incorporator(s) at an organizational meeting or by unanimous written consent in lieu thereof. Thereafter, within the limits above specified, the number of directors which shall constitute the entire board of directors shall be determined by resolution of the board of directors or by resolution of the stockholders at the annual meeting thereof or at a special meeting thereof called for that purpose. Except as otherwise required by law, the certificate of incorporation of the Corporation, or these bylaws, the directors shall be elected at an annual meeting of stockholders at which a quorum is present. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors. Except as otherwise required by law, the certificate of incorporation of the Corporation, or these bylaws, each director so chosen shall hold office until the first annual meeting of stockholders held after his election and until his successor is elected and qualified or, if earlier, until his death, resignation, or removal from office. None of the directors need be a stockholder of the Corporation or a resident of the State of Delaware. Each director must have attained the age of majority.

     3.3 Change in Number. No decrease in the number of directors constituting the entire board of directors shall have the effect of shortening the term of any incumbent director.

     3.4 Removal. Except as otherwise provided by law or in the certificate of incorporation of the Corporation or these by-laws, at any meeting of stockholders called expressly for that purpose, any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote on the election of directors.

     3.5 Vacancies. Vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining director, provided, however, that if pursuant to a provision of the certificate of incorporation a class of capital stock of the Corporation shall have the right to vote as a class to elect a director, then the vacancy as to a director so elected shall be filled by a vote of the holders of such class. Each director so chosen shall hold office until the first annual meeting of stockholders held after his election and until his successor is elected and qualified or, if earlier, until his death, resignation, or removal from office. If there are no directors in office, an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly-created directorship, the directors then in office shall constitute less than a majority of the whole board of directors (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly-created directorships or to replace the directors chosen by the directors then in office. Except as otherwise provided in these bylaws, when one or more directors shall resign from the board of directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in these bylaws with respect to the filling of other vacancies.

     3.6 Meetings of Directors. The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by statute, in such place or places within or without the State of Delaware as the board of directors may from time to time determine or as shall be specified in the notice of such meeting or duly executed waiver of notice of such meeting.

                                     A-IV-4

     3.7 First Meeting. Each newly elected board of directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of stockholders, and no notice of such meeting shall be necessary.

     3.8 Election of Officers. At the first meeting of the board of directors after each annual meeting of stockholders at which a quorum shall be present, the board of directors shall elect the officers of the Corporation.

     3.9 Regular Meetings. Regular meetings of the board of directors shall be held at such times and places as shall be designated from time to time by resolution of the board of directors. Notice of such regular meetings shall not be required.

     3.10 Special Meetings. Special meetings of the board of directors shall be held whenever called by the Chairman of the Board, the President, or any director.

     3.11 Notice. The Secretary shall give notice of each special meeting to each director at least 24 hours before the meeting. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     3.12 Quorum; Majority Vote. At all meetings of the board of directors, a majority of the directors fixed in the manner provided in these bylaws shall constitute a quorum for the transaction of business. If at any meeting of the board of directors there be less than a quorum present, a majority of those present or any director solely present may adjourn the meeting from time to time without further notice. Unless the act of a greater number is required by law, the certificate of incorporation of the Corporation, or these bylaws, the act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the board of directors. At any time that the certificate of incorporation of the Corporation provides that directors elected by the holders of a class or series of stock shall have more or less than one vote per director on any matter, every reference in these bylaws to a majority or other proportion of directors shall refer to a majority or other proportion of the votes of such directors.

     3.13 Procedure. At meetings of the board of directors, business shall be transacted in such order as from time to time the board of directors may determine. The Chairman of the Board, if such office has been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, the President shall preside at all meetings of the board of directors. In the absence or inability to act of either such officer, a chairman shall be chosen by the board of directors from among the directors present. The Secretary of the Corporation shall act as the secretary of each meeting of the board of directors unless the board of directors appoints another person to act as secretary of the meeting. The board of directors shall keep regular minutes of its proceedings which shall be placed in the minute book of the Corporation.

     3.14 Presumption of Assent. A director of the Corporation who is present at the meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     3.15 Compensation. The board of directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, paid to directors for attendance at regular or special meetings of the board of directors or any committee thereof; provided, that nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity or receiving compensation therefor.

                                     A-IV-5

                            ARTICLE FOUR: COMMITTEES

     4.1 Designation. The board of directors may, by resolution adopted by a majority of the entire board of directors, designate one or more committees.

     4.2 Number; Qualification; Term. Each committee shall consist of one or more directors appointed by resolution adopted by a majority of the entire board of directors. The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire board of directors. Each committee member shall serve as such until the earliest of (i) the expiration of his term as director, (ii) his resignation as a committee member or as a director, or (iii) his removal as a committee member or as a director.

     4.3 Authority. Each committee, to the extent expressly provided in the resolution establishing such committee, shall have and may exercise all of the authority of the board of directors in the management of the business and property of the Corporation except to the extent expressly restricted by law, the certificate of incorporation of the Corporation, or these bylaws.

     4.4 Committee Changes. The board of directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

     4.5 Alternate Members of Committees. The board of directors may designate one or more directors as alternate members of any committee. Any such alternate member may replace any absent or disqualified member at any meeting of the committee. If no alternate committee members have been so appointed to a committee or each such alternate committee member is absent or disqualified, the member or members of such committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

     4.6 Regular Meetings. Regular meetings of any committee may be held without notice at such time and place as may be designated from time to time by the committee and communicated to all members thereof.

     4.7 Special Meetings. Special meetings of any committee may be held whenever called by any committee member. The committee member calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each committee member at least two days before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.

     4.8 Quorum; Majority Vote. At meetings of any committee, a majority of the number of members designated by the board of directors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the certificate of incorporation of the Corporation, or these bylaws.

     4.9 Minutes. Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the board of directors upon the request of the board of directors. The minutes of the proceedings of each committee shall be delivered to the Secretary of the Corporation for placement in the minute books of the Corporation.

     4.10 Compensation. Committee members may, by resolution of the board of directors, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a stated salary.

     4.11 Responsibility. The designation of any committee and the delegation of authority to it shall not operate to relieve the board of directors or any director of any responsibility imposed upon it or such director by law.

                                     A-IV-6

                              ARTICLE FIVE: NOTICE

     5.1 Method. Whenever by statute, the certificate of incorporation of the Corporation, or these bylaws, notice is required to be given to any committee member, director, or stockholder and no provision is made as to how such notice shall be given, personal notice shall not be required and any such notice may be given (a) in writing, by mail, postage prepaid, addressed to such committee member, director, or stockholder at his address as it appears on the books or (in the case of a stockholder) the stock transfer records of the Corporation, or
(b) by any other method permitted by law (including but not limited to overnight courier service, telegram, telex, or telefax). Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail as aforesaid. Any notice required or permitted to be given by overnight courier service shall be deemed to be delivered and given at the time delivered to such service with all charges prepaid and addressed as aforesaid. Any notice required or permitted to be given by telegram, telex, or telefax shall be deemed to be delivered and given at the time transmitted with all charges prepaid and addressed as aforesaid.

     5.2 Waiver. Whenever any notice is required to be given to any stockholder, director, or committee member of the Corporation by statute, the certificate of incorporation of the Corporation, or these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a stockholder, director, or committee member at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                             ARTICLE SIX: OFFICERS

     6.1 Number; Titles; Term of Office. The officers of the Corporation shall be a President, one or more Chief Operating Officers, a Secretary, and such other officers as the board of directors may from time to time elect or appoint, including a Chairman of the Board, one or more Vice Presidents (with each Vice President to have such descriptive title, if any, as the board of directors shall determine), and a Treasurer. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, until his death, or until he shall resign or shall have been removed in the manner hereinafter provided. Any two or more offices may be held by the same person. None of the officers need be a stockholder or a director of the Corporation or a resident of the State of Delaware.

     6.2 Removal. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     6.3 Vacancies. Any vacancy occurring in any office of the Corporation (by death, resignation, removal, or otherwise) may be filled by the board of directors.

     6.4 Authority. Officers shall have such authority and perform such duties in the management of the Corporation as are provided in these bylaws or as may be determined by resolution of the board of directors not inconsistent with these bylaws.

     6.5 Compensation. The compensation, if any, of officers and agents shall be fixed from time to time by the board of directors; provided, however, that the board of directors may delegate the power to determine the compensation of any officer and agent (other than the officer to whom such power is delegated) to the Chairman of the Board or the President.

     6.6 Chairman of the Board. The Chairman of the Board, if elected by the board of directors, shall have such powers and duties as may be prescribed by the board of directors. Such officer shall preside at all meetings of the stockholders and of the board of directors. Such officer may sign all certificates for shares of stock of the Corporation.

                                     A-IV-7

     6.7 President. The President shall be the chief executive officer of the Corporation and, subject to the board of directors, he shall have general executive charge, management, and control of the properties and operations of the Corporation in the ordinary course of its business, with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities. If the board of directors has not elected a Chairman of the Board or in the absence or inability to act of the Chairman of the Board, the President shall exercise all of the powers and discharge all of the duties of the Chairman of the Board. As between the Corporation and third parties, any action taken by the President in the performance of the duties of the Chairman of the Board shall be conclusive evidence that there is no Chairman of the Board or that the Chairman of the Board is absent or unable to act.

     6.8 Chief Operating Officer. The Chief Operating Officer(s) shall have the day to day responsibility for the business operations of the Corporation, reporting to the President and subject to the control of the board of directors.

     6.9 Vice Presidents. Each Vice President shall have such powers and duties as may be assigned to him by the board of directors, the Chairman of the Board, or the President, and (in order of their seniority as determined by the board of directors or, in the absence of such determination, as determined by the length of time they have held the office of Vice President) shall exercise the powers of the President during that officer's absence or inability to act. As between the Corporation and third parties, any action taken by a Vice President in the performance of the duties of the President shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken.

     6.10 Treasurer. The Treasurer shall have custody of the Corporation's funds and securities, shall keep full and accurate account of receipts and disbursements, shall deposit all monies and valuable effects in the name and to the credit of the Corporation in such depository or depositories as may be designated by the board of directors, and shall perform such other duties as may be prescribed by the board of directors, the Chairman of the Board, or the President.

     6.11 Assistant Treasurers. Each Assistant Treasurer shall have such powers and duties as may be assigned to him by the board of directors, the Chairman of the Board, or the President. The Assistant Treasurers (in the order of their seniority as determined by the board of directors or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Treasurer) shall exercise the powers of the Treasurer during that officer's absence or inability to act.

     6.12 Secretary. Except as otherwise provided in these bylaws, the Secretary shall keep the minutes of all meetings of the board of directors and of the stockholders in books provided for that purpose, and he shall attend to the giving and service of all notices. He may sign with the Chairman of the Board or the President, in the name of the Corporation, all contracts of the Corporation and affix the seal of the Corporation thereto. He may sign with the Chairman of the Board or the President all certificates for shares of stock of the Corporation, and he shall have charge of the certificate books, transfer books, and stock papers as the board of directors may direct, all of which shall at all reasonable times be open to inspection by any director upon application at the office of the Corporation during business hours. He shall in general perform all duties incident to the office of the Secretary, subject to the control of the board of directors, the Chairman of the Board, and the President.

     6.13 Assistant Secretaries. Each Assistant Secretary shall have such powers and duties as may be assigned to him by the board of directors, the Chairman of the Board, or the President. The Assistant Secretaries (in the order of their seniority as determined by the board of directors or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Secretary) shall exercise the powers of the Secretary during that officer's absence or inability to act.

                  ARTICLE SEVEN: CERTIFICATES AND SHAREHOLDERS

     7.1 Certificates for Shares. Certificates for shares of stock of the Corporation shall be in such form as shall be approved by the board of directors. The certificates shall be signed by the Chairman of the Board or the President or a Vice President and also by the Secretary or an Assistant Secretary or by the Treasurer or an

                                     A-IV-8

Assistant Treasurer. Any and all signatures on the certificate may be a facsimile and may be sealed with the seal of the Corporation or a facsimile thereof. If any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon, a certificate has ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder's name and the number of shares.

     7.2 Replacement of Lost or Destroyed Certificates. The board of directors may direct a new certificate or certificates to be issued in place of a certificate or certificates theretofore issued by the Corporation and alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates representing shares to be lost or destroyed. When authorizing such issue of a new certificate or certificates the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond with a surety or sureties satisfactory to the Corporation in such sum as it may direct as indemnity against any claim, or expense resulting from a claim, that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.

     7.3 Transfer of Shares. Shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

     7.4 Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

     7.5 Regulations. The board of directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer, and registration or the replacement of certificates for shares of stock of the Corporation.

     7.6 Legends. The board of directors shall have the power and authority to provide that certificates representing shares of stock bear such legends as the board of directors deems appropriate to assure that the Corporation does not become liable for violations of federal or state securities laws or other applicable law.

                    ARTICLE EIGHT: MISCELLANEOUS PROVISIONS

     8.1 Dividends. Subject to provisions of law and the certificate of incorporation of the Corporation, dividends may be declared by the board of directors at any regular or special meeting and may be paid in cash, in property, or in shares of stock of the Corporation. Such declaration and payment shall be at the discretion of the board of directors.

     8.2 Reserves. There may be created by the board of directors out of funds of the Corporation legally available therefor such reserve or reserves as the directors from time to time, in their discretion, consider proper to provide for contingencies, to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the board of directors shall consider beneficial to the Corporation, and the board of directors may modify or abolish any such reserve in the manner in which it was created.

     8.3 Books and Records. The Corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its stockholders and board of directors and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

                                     A-IV-9

     8.4 Fiscal Year. The fiscal year of the Corporation shall be fixed by the board of directors; provided, that if such fiscal year is not fixed by the board of directors and the selection of the fiscal year is not expressly deferred by the board of directors, the fiscal year shall be the calendar year.

     8.5 Seal. The seal of the Corporation shall be such as from time to time may be approved by the board of directors.

     8.6 Resignations. Any director, committee member, or officer may resign by so stating at any meeting of the board of directors or by giving written notice to the board of directors, the Chairman of the Board, the President, or the Secretary. Such resignation shall take effect at the time specified therein or, if no time is specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     8.7 Securities of Other Corporations. The Chairman of the Board, the President, or any Vice President of the Corporation shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.

     8.8 Telephone Meetings. Stockholders (acting for themselves or through a proxy), members of the board of directors, and members of a committee of the board of directors may participate in and hold a meeting of such stockholders, board of directors, or committee by means of a conference telephone or similar communications equipment by means of which persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     8.9 Action Without a Meeting. (a) Unless otherwise provided in the certificate of incorporation of the Corporation, any action required by the Delaware General Corporation Law to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders (acting for themselves or through a proxy) of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which the holders of all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Every written consent of stockholders shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this Section 8.9(a) to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office, principal place of business, or such officer or agent shall be by hand or by certified or registered mail, return receipt requested.

     (b) Unless otherwise restricted by the certificate of incorporation of the Corporation or by these bylaws, any action required or permitted to be taken at a meeting of the board of directors, or of any committee of the board of directors, may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all the directors or all the committee members, as the case may be, entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a vote of such directors or committee members, as the case may be, and may be stated as such in any certificate or document filed with the Secretary of State of the State of Delaware or in any certificate delivered to any person. Such consent or consents shall be filed with the minutes of proceedings of the board or committee, as the case may be.

                                     A-IV-10

     8.10 Invalid Provisions. If any part of these bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.

     8.11 Mortgages, etc. With respect to any deed, deed of trust, mortgage, or other instrument executed by the Corporation through its duly authorized officer or officers, the attestation to such execution by the Secretary of the Corporation shall not be necessary to constitute such deed, deed of trust, mortgage, or other instrument a valid and binding obligation against the Corporation unless the resolutions, if any, of the board of directors authorizing such execution expressly state that such attestation is necessary.

     8.12 Headings. The headings used in these bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.

     8.13 References. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender should include each other gender where appropriate.

     8.14 Amendments. These bylaws may be altered, amended, or repealed or new bylaws may be adopted by the stockholders or by the board of directors at any regular meeting of the stockholders or the board of directors or at any special meeting of the stockholders or the board of directors if notice of such alteration, amendment, repeal, or adoption of new bylaws be contained in the notice of such special meeting.

                                     A-IV-11

                                                                       EXHIBIT A

                                                                          , 1997

Evergreen Media Corporation
433 East Las Colinas Boulevard, Suite 1130
Irving, Texas 75039

Ladies and Gentlemen:

     I have been advised that I have been identified as a possible "affiliate" of Chancellor Broadcasting Company, a Delaware corporation (the "Company"), as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the General Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act"), although nothing contained herein should be construed as an admission of such fact.

     Pursuant to the terms of an Agreement and Plan of Merger dated as of February 19, 1997, as Amended and Restated as of July 31, 1997 (the "Merger Agreement"), by and among the Company, Chancellor Radio Broadcasting Company, a Delaware corporation ("Radio Broadcasting"), Evergreen Media Corporation, a Delaware corporation ("Evergreen"), Evergreen Mezzanine Holdings Corporation, a Delaware corporation ("EMHC") and Evergreen Media Corporation of Los Angeles, a Delaware corporation ("EMCLA"), the Company will be merged with and into EMHC (the "Parent Merger"), with EMHC continuing as the surviving corporation in the Parent Merger, and thereafter Radio Broadcasting will be merged with and into EMCLA (the "Subsidiary Merger" and, collectively with the Parent Merger, the "Merger"), with EMCLA continuing as the surviving corporation in the Subsidiary Merger. In addition, in connection with the Merger, Evergreen will file an amendment to its certificate of incorporation (the "Charter Amendment") whereby the Class A Common Stock, $0.01 par value, and Class B Common Stock of Evergreen outstanding immediately prior to the effectiveness of the Charter Amendment will be reclassified into shares of Common Stock, $0.01 par value ("Parent Common Stock"), and the name of the corporation will be changed to Chancellor Media Corporation (as such, the "Parent"). As a result of the Merger, I will receive Merger Consideration (as defined in the Merger Agreement), including shares of Parent Common Stock in exchange for shares of Class A Common Stock, $.01 par value, and/or shares of Class B Common Stock, $0.01 par value, of the Company (collectively, the "Shares") owned by me at the effective time of the Merger as determined pursuant to the Merger Agreement.

     A. In connection therewith, I represent, warrant and agree that:

     1. I shall not make any sale, transfer or other disposition of the Parent Common Stock I receive as a result of the Merger in violation of the Securities Act or the Rules and Regulations.

     2. I have been advised that the issuance of Parent Common Stock to me as a result of the Merger has been registered with the Commission under the Securities Act on a Registration Statement on Form S-4. However, I have also been advised that, if at the time the Merger was submitted for a vote of the stockholders of the Company I am determined to have been an "affiliate" of the Company, any sale by me of the shares of Parent Common Stock I receive as a result of the Merger must be (i) registered under the Securities Act, (ii) made in conformity with the provisions of Rule 145 promulgated by the Commission under the Securities Act or (iii) made pursuant to a transaction which, in the opinion of counsel reasonably satisfactory to Parent or as described in a "no action" or interpretive letter from the staff of the Commission, is not required to be registered under the Securities Act.

     3. I have carefully read this letter and the Merger Agreement and have discussed the requirements of the Merger Agreement and other limitations upon the sale, transfer or other disposition of the shares of Parent Common Stock to be received by me, to the extent I have felt necessary, with my counsel or with counsel for the Company.

                                      A-A-1

     B. Furthermore, in connection with the matters set forth herein, I understand and agree that:

     1. I understand that Parent will give stop transfer instructions to its transfer agents with respect to the Parent Common Stock and that the certificates for the Parent Common Stock issued to the undersigned, or any substitutions therefor, will bear a legend substantially to the following effect:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY APPLY. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT, DATED
               1997, BETWEEN THE REGISTERED HOLDER HEREOF AND CHANCELLOR MEDIA CORPORATION (FORMERLY KNOWN AS EVERGREEN MEDIA CORPORATION), A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF CHANCELLOR MEDIA CORPORATION."

     2. I also understand that unless the transfer by the undersigned of any Parent Common Stock has been registered under the Securities Act or is a sale made in conformity with the provisions of Rule 145, Parent reserves the right to place the following legend on the certificates issued to any transferee:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SECURITIES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY APPLY. THE SECURITIES HAVE NOT BEEN ACQUIRED BY THE HOLDER WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF SUCH ACT AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

     It is understood and agreed that the legends set forth in paragraphs (B) 1 and 2 above shall be removed by delivery of new certificates without such legend if Parent receives an opinion of counsel reasonably satisfactory to Parent to the effect that such legend is not required for purposes of the Securities Act. It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) one year shall have elapsed from the date the undersigned acquired Parent Common Stock received in the Merger and the provisions of Rule 145(d)(2) under the Securities Act are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired Parent Common Stock received in the Merger and the provisions of Rule 145(d)(3) under the Securities Act are then available to the undersigned, or
(iii) Parent has received under the Securities Act an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Parent, to the effect that the restrictions imposed by Rule 145 under the Securities Act no longer apply to the undersigned.

     Parent shall be under no further obligation to register the sale, transfer or other disposition of the shares of Parent Common Stock received by me as a result of the Merger or to take any other action necessary in order to make compliance with an exemption from registration available.

                                            Very truly yours,

                                      A-A-2

                                                                       EXHIBIT B

                        CHANCELLOR BROADCASTING COMPANY

                                  CERTIFICATE

     In connection with your tax opinion dated             , 1997 regarding
certain federal income tax consequences of the merger (the "Merger") of Chancellor Broadcasting Company, a Delaware corporation ("the Company"), with and into Evergreen Mezzanine Holdings Corporation, a Delaware corporation ("EMHC") and a direct wholly-owned subsidiary of Evergreen Media Corporation, a Delaware corporation ("Evergreen"), pursuant to the Amended and Restated Agreement and Plan of Merger dated as of July 31, 1997 (the "Merger Agreement"), and recognizing that you will rely on this Certificate in delivering said opinion, the Company hereby represents that the facts relating to the Merger, as such facts are described in the Registration Statement of Evergreen filed with
the Securities and Exchange Commission (the "Commission") on             , 1997
(and all amendments thereto), are, insofar as such facts pertain to the Company, true, correct, and complete in all material respects in accordance with applicable rules of the Commission.

     The Company further represents the following:

          1. The fair market value of the Evergreen stock, cash (if any) and any cash in lieu of fractional shares to be received by each Company shareholder will be approximately equal to the fair market value of the Company stock surrendered in the exchange.

          2. There is no plan or intention by the shareholders of the Company who own 5 percent or more of the Company stock as of the date hereof, and to the best of the knowledge of the management of the Company, there is no plan or intention on the part of the remaining shareholders of the Company, to sell, exchange, or otherwise dispose of a number of shares of Evergreen stock to be received in the transaction that would reduce the Company shareholders' ownership of Evergreen stock to a number of shares having a value on the date of the Merger of less than 50 percent of the value of all of the formerly outstanding stock of the Company as of the same date. For purposes of this representation, shares of the Company stock surrendered by dissenters or exchanged for cash in lieu of fractional shares of Evergreen stock will be treated as outstanding Company stock on the date of the Merger. Moreover, shares of the Company stock and shares of Evergreen stock held by the Company shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be considered in making this representation.

          3. The liabilities of the Company to be assumed by EMHC or Evergreen, if any, and the liabilities to which the transferred assets of the Company are subject were incurred by the Company in the ordinary course of its business.

          4. The fair market value of the assets of the Company to be transferred to EMHC in the Merger will equal or exceed the sum of the liabilities to be assumed by EMHC or Evergreen plus the amount of liabilities, if any, to which the transferred assets are subject.

          5. Evergreen, EMHC, the Company and the shareholders of the Company will pay their respective expenses, if any, incurred in connection with the Merger.

          6. There is no intercorporate indebtedness existing between the Company and EMHC or Evergreen that was issued, acquired, or will be settled at a discount.

          7. The Company is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code of 1986, as amended (the "Code").

          8. The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

          9. None of the compensation to be received by any shareholder-employee of the Company will be separate consideration for, or allocable to, any of their shares of the Company stock; none of the shares of Evergreen stock to be received by any such shareholder-employee will be separate consideration for, or

                                      A-B-1
     allocable to, any employment agreement; and the compensation to be paid to any such shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

          10. No EMHC stock will be issued pursuant to the Merger.

          11. At least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by the Company immediately prior to the Merger will be acquired by EMHC in the Merger. For purposes of determining the percentage of the Company's net and gross assets to be acquired by EMHC pursuant to the Merger, the following assets will be treated as held by the Company immediately prior to, but not acquired by EMHC pursuant to, the Merger: (i) assets disposed of by the Company prior to the Merger and in contemplation thereof (including, without limitation, any asset disposed of by the Company, other than in the ordinary course of business, pursuant to a plan or intention existing during the period ending on the date of the Merger and beginning with the commencement of negotiations (whether formal or informal) with Evergreen regarding the Merger), (ii) assets used by the Company to pay Company shareholders, if any, who perfect dissenters' rights, (iii) assets used by the Company to pay reorganization expenses or other liabilities incurred in connection with the Merger, (iv) assets used to make distributions, redemptions or other payments (except for regular, normal distributions) in respect of the Company's Class A or Class B common stock or the Company's convertible preferred stock (including payments treated as such for tax purposes) that are made prior to the Merger and are part of the plan of the Merger, and (v) any direct or indirect stock interest in Katz Acquisition Corp. or any successor held by the Company and distributed by EMHC to Evergreen immediately following the Merger.

          12. The Merger Agreement represents the full and complete agreement between Evergreen, EMHC and the Company regarding the Merger, and there are no other written or oral agreements regarding the Merger other than those expressly referred to in the Merger Agreement.

     IN WITNESS WHEREOF, the Company has executed this Certificate on this
day of             , 1997.

                                          CHANCELLOR BROADCASTING COMPANY

                                          By:
                                            ------------------------------------

                                      A-B-2

                                                                       EXHIBIT C

                     CHANCELLOR RADIO BROADCASTING COMPANY

                                  CERTIFICATE

     In connection with your tax opinion dated             , 1997 regarding
certain federal income tax consequences of the merger (the "Subsidiary Merger") of Chancellor Radio Broadcasting Company, a Delaware corporation ("Radio Broadcasting"), with and into Evergreen Media Corporation of Los Angeles, a Delaware corporation ("EMCLA"), pursuant to the Amended and Restated Agreement and Plan of Merger dated as of July 31, 1997( the "Merger Agreement"), and recognizing that you will rely on this Certificate in delivering said opinion, Radio Broadcasting hereby represents that the facts relating to the Subsidiary Merger, as such facts are described in the Registration Statement of Evergreen filed with the Securities and Exchange Commission (the "Commission") on
            , 1997 (and all amendments thereto), are, insofar as such facts pertain to Radio Broadcasting, true, correct, and complete in all material respects in accordance with applicable rules of the Commission.

     Radio Broadcasting further represents the following:

           1. The fair market value of the EMCLA stock, cash (if any) and any cash in lieu of fractional shares to be received (actually or constructively) by each Radio Broadcasting shareholder will be approximately equal to the fair market value of the Radio Broadcasting stock surrendered in the exchange.

           2. The common stock of Radio Broadcasting on the date of the Subsidiary Merger will have a fair market value in excess of 50 percent of the fair market value of all of the outstanding stock of Radio Broadcasting as of the same date.

           3. To the best of the knowledge of the management of Radio Broadcasting, there is no plan or intention on the part of the holders of Radio Broadcasting preferred stock, to sell, exchange, or otherwise dispose of the shares of EMCLA preferred stock to be received in the Subsidiary Merger.

           4. The liabilities of Radio Broadcasting to be assumed by EMCLA and the liabilities to which the transferred assets of Radio Broadcasting are subject were incurred by Radio Broadcasting in the ordinary course of its business.

           5. The fair market value of the assets of Radio Broadcasting to be transferred to EMCLA in the Subsidiary Merger will equal or exceed the sum of the liabilities to be assumed by EMCLA plus the amount of liabilities, if any, to which the transferred assets are subject.

           6. The total adjusted basis of the assets of Radio Broadcasting to be transferred to EMCLA will equal or exceed the sum of the liabilities to be assumed by EMCLA, plus the amount of liabilities, if any, to which the transferred assets are subject.

           7. EMCLA, Radio Broadcasting and the shareholders of Radio Broadcasting will pay their respective expenses, if any, incurred in connection with the Subsidiary Merger.

           8. There is no intercorporate indebtedness existing between Radio Broadcasting and EMCLA that was issued, acquired, or will be settled at a discount.

           9. Radio Broadcasting is not an investment company as defined in
              Section 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code of 1986, as amended (the "Code").

          10. Radio Broadcasting is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

          11. None of the compensation to be received by any shareholder-employee of Radio Broadcasting will be separate consideration for, or allocable to, any of their shares of Radio Broadcasting

                                      A-C-1
          stock; none of the shares of Evergreen stock to be received by any such shareholder-employee will be separate consideration for, or allocable to, any employment agreement; and the compensation to be paid to any such shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

          12. The Merger Agreement represents the full and complete agreement between EMCLA and Radio Broadcasting regarding the Subsidiary Merger, and there are no other written or oral agreements regarding the Subsidiary Merger other than those expressly referred to in the Merger Agreement.

     IN WITNESS WHEREOF, Radio Broadcasting has executed this Certificate on
this      day of             , 1997.

                                            CHANCELLOR RADIO BROADCASTING
                                            COMPANY

                                            By:
                                            ------------------------------------

                                      A-C-2

                                                                       EXHIBIT D

                                  CERTIFICATE

     In connection with the merger (the "Merger") of Chancellor Broadcasting Company, a Delaware corporation, with and into Evergreen Mezzanine Holdings Corporation, a Delaware corporation ("EMHC"), and a direct wholly-owned subsidiary of Evergreen Media Corporation, a Delaware corporation ("Evergreen"), pursuant to the Amended and Restated Agreement and Plan of Merger dated as of July 31, 1997 (the "Merger Agreement"), the undersigned hereby represents that he (it) has no plan or intention to sell, exchange, or otherwise dispose of, reduce the risk of loss by short sale or otherwise, enter into any contract or arrangement with respect to, or consent to the sale, exchange or other disposition of any interest in any stock received in the Merger by him (it).

     IN WITNESS WHEREOF, I have signed this Certificate on this day of , 1997.

                                            [Name of 5% shareholder of
                                            Chancellor Broadcasting Company]

                                            ------------------------------------

                                      A-D-1

                                                                       EXHIBIT E

                          EVERGREEN MEDIA CORPORATION

                                  CERTIFICATE

     In connection with your tax opinion dated             , 1997, regarding
certain federal income tax consequences of: (i) the merger (the "Merger") of Chancellor Broadcasting Company, a Delaware corporation ("the Company"), with and into Evergreen Mezzanine Holdings Corporation, a Delaware corporation ("EMHC") and a direct wholly-owned subsidiary of Evergreen Media Corporation, a Delaware corporation ("Evergreen"); and (ii) the merger (the "Subsidiary Merger") of Chancellor Radio Broadcasting Company, a Delaware corporation ("Radio Broadcasting"), with and into Evergreen Media Corporation of Los Angeles, a Delaware corporation ("EMCLA") and a direct wholly-owned subsidiary of EMHC, each pursuant to the Amended and Restated Agreement and Plan of Merger dated as of July 31, 1997 (the "Merger Agreement"), and recognizing that you will rely on this Certificate in delivering said opinion, Evergreen hereby represents that the facts relating to the Merger and the Subsidiary Merger, as such facts are described in the Registration Statement of Evergreen filed with
the Securities and Exchange Commission (the "Commission") on             , 1997
(and all amendments thereto) are, insofar as such facts pertain to Evergreen, true, correct, and complete in all material respects in accordance with applicable rules of the Commission.

     Evergreen further represents the following:

          1. The fair market value of the Evergreen stock, cash (if any) and any cash in lieu of fractional shares to be received by each Company shareholder will be approximately equal to the fair market value of the Company stock surrendered in the exchange.

          2. Evergreen has no plan or intention to redeem or otherwise reacquire any Evergreen stock issued in the Merger.

          3. Evergreen has no plan or intention to cause EMHC to sell or otherwise dispose of any of the assets to be acquired from the Company in the Merger, except for EMHC's interest in Katz Acquisition Corp. which will be distributed to Evergreen or dispositions made in the ordinary course of business.(1)

           4. Evergreen has no plan or intention to cause EMCLA to sell or otherwise dispose of any of the assets to be acquired from Radio Broadcasting in the Subsidiary Merger, except for dispositions made in the ordinary course of business or transfers to a direct wholly-owned subsidiary of EMCLA.(2)

           5. Following the Merger and the Subsidiary Merger, each of EMHC and EMCLA will continue the historic business of each of the Company and Radio Broadcasting, respectively, or use a significant portion of the Company's and Radio Broadcasting's historic business assets, respectively, in their business.

           6. Evergreen, EMHC, the Company and the shareholders of the Company will pay their respective expenses, if any, incurred in connection with the Merger.

           7. There is no intercorporate indebtedness existing between the Company and EMHC or Evergreen that was issued, acquired, or will be settled at a discount.

---------------

1 May be modified on delivery of certificate to exclude any asset disposition not in the ordinary course, provided, however, that any such disposition does not prevent counsel for Evergreen, EMHC and the Company from delivering the opinions required by Sections 6.2(c) and 6.3(c) of the Merger Agreement.

2 May be modified on delivery of certificate to exclude any asset disposition not in the ordinary course, provided, however, that any such disposition does not prevent counsel for EMCLA and Radio Broadcasting from delivering the opinions required by Sections 6.2(c) and 6.3(c) of the Merger Agreement.

                                      A-E-1

           8. None of the compensation to be received by any shareholder-employee of the Company will be separate consideration for, or allocable to, any of their shares of the Company stock; none of the shares of Evergreen stock to be received by any such shareholder-employee will be separate consideration for, or allocable to, any employment agreement; and the compensation to be paid to any such shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

           9. Evergreen does not own, nor has Evergreen owned during the past five years, more than a de minimis number of shares of stock of the Company.

          10. Evergreen is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code of 1986, as amended (the "Code").

          11. Evergreen is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

          12. The payment of cash in lieu of fractional shares of Evergreen stock merely represents a mechanical rounding-off of fractional share interests as a result of the Merger and does not represent separately bargained for consideration. The total cash consideration that will be paid in the Merger in lieu of fractional shares of Evergreen stock to the Company stockholders will not exceed one percent of the total consideration that will be issued in the Merger to the Company stockholders.

          13. The fair market value of the assets of the Company to be transferred to EMHC in the Merger will equal or exceed the sum of the liabilities assumed by EMHC and Evergreen, if any, plus the amount of liabilities, if any, to which the transferred assets are subject.

          14. Evergreen will be in Control (as defined below) of EMHC immediately prior to the Merger, and Evergreen has no plan or intention to cause EMHC to issue additional shares of capital stock after the Merger that would result in Evergreen losing Control of EMHC. As used herein, "Control" means the ownership of stock possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote of EMHC and at least 80 percent of the total number of shares of all other classes of stock of EMHC. For purposes of determining Control, a person shall not be considered to own voting stock if rights to vote such stock (or to restrict or otherwise control the voting of such stock) are held by a third party (including a voting trust) other than an agent of such person.

          15. At the time of the Merger, EMHC will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in EMHC that, if exercised or converted, would affect Evergreen's retention of Control of EMHC.

          16. Evergreen has no plan or intention: (i) to liquidate EMHC; (ii) to merge EMHC with and into another corporation (including Evergreen) or (iii) to sell or otherwise dispose of the stock of EMHC.

          17. Evergreen will not cause EMHC to issue any stock pursuant to the Merger.

          18. Evergreen will issue the Evergreen stock that is to be received by each Company shareholder in the Merger.

          19. The Merger Agreement represents the full and complete agreement among Evergreen, EMHC, EMCLA, the Company and Radio Broadcasting regarding the Merger and the Subsidiary Merger, and there are no other written or oral agreements regarding the Merger or the Subsidiary Merger other than those expressly referred to in the Merger Agreement.

     IN WITNESS WHEREOF, Evergreen has executed this Certificate on this
day of           , 1997.

                                            EVERGREEN MEDIA CORPORATION

                                            By:
                                            ------------------------------------

                                      A-E-2

                                                                       EXHIBIT F

                    EVERGREEN MEZZANINE HOLDINGS CORPORATION

                                  CERTIFICATE

     In connection with your tax opinion dated             , 1997, regarding
certain federal income tax consequences of: (i) the merger (the "Merger") of Chancellor Broadcasting Company, a Delaware corporation ("the Company"), with and into Evergreen Mezzanine Holdings Corporation, a Delaware corporation ("EMHC") and a direct wholly-owned subsidiary of Evergreen Media Corporation, a Delaware corporation ("Evergreen"); and (ii) the merger (the "Subsidiary Merger") of Chancellor Radio Broadcasting Company, a Delaware corporation ("Radio Broadcasting"), with and into Evergreen Media Corporation of Los Angeles, a Delaware corporation ("EMCLA") and a direct wholly-owned subsidiary of EMHC, each pursuant to the Amended and Restated Agreement and Plan of Merger dated as of July 31, 1997 (the "Merger Agreement"), and recognizing that you will rely on this Certificate in delivering said opinion, EMHC hereby represents that the facts relating to the Merger and the Subsidiary Merger, as such facts are described in the Registration Statement of Evergreen filed with the
Securities and Exchange Commission (the "Commission") on             , 1997 (and
all amendments thereto), are, insofar as such facts pertain to EMHC, true, correct, and complete in all material respects in accordance with applicable rules of the Commission.

     EMHC further represents the following:

          1. EMHC has no plan or intention to sell or otherwise dispose of any of the assets to be acquired from the Company in the Merger, except for the transfer of the stock of Katz Acquisition Corp. which will be distributed to Evergreen and dispositions made in the ordinary course of business.(1)

          2. EMHC has no plan or intention to cause EMCLA to sell or otherwise dispose of any of the assets to be acquired from Radio Broadcasting in the Subsidiary Merger, except for dispositions made in the ordinary course of business or to a direct wholly-owned subsidiary of EMCLA.(2)

          3. Evergreen, EMHC, the Company and the shareholders of the Company will pay their respective expenses, if any, incurred in connection with the Merger.

          4. Following the Merger, EMHC will continue the historic business of the Company or use a significant portion of the Company's historic business assets in EMHC's business.

          5. There is no intercorporate indebtedness existing between the Company and EMHC that was issued, acquired, or will be settled at a discount.

          6. EMHC does not own, nor has EMHC owned during the past five years, more than a de minimis number of shares of stock of the Company.

          7. EMHC is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code of 1986, as amended (the "Code").

          8. EMHC is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

---------------

(1) May be modified on delivery of certificate to exclude any asset disposition not in the ordinary course, provided, however, that any such disposition does not prevent counsel for Evergreen, EMHC and the Company from delivering the opinions required by Sections 6.2(c) and 6.3(c) of the Merger Agreement.

(2) May be modified on delivery of certificate to exclude any asset disposition not in the ordinary course, provided, however, that any such disposition does not prevent counsel for EMCLA and Radio Broadcasting from delivering the opinions required by Sections 6.2(c) and 6.3(c) of the Merger Agreement.

                                      A-F-1

          9. The fair market value of the assets of the Company to be transferred to EMHC in the Merger will equal or exceed the sum of the liabilities to be assumed by EMHC and Evergreen, if any, plus the amount of liabilities, if any, to which the transferred assets are subject.

          10. Evergreen will be in Control (as defined below) of EMHC immediately prior to the Merger, and EMHC has no plan or intention to issue additional shares of capital stock after the Merger that would result in Evergreen losing Control of EMHC. As used herein, "Control" means the ownership of stock possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote of EMHC and at least 80 percent of the total number of shares of all other classes of stock of EMHC. For purposes of determining Control, a person shall not be considered to own voting stock if rights to vote such stock (or to restrict or otherwise control the voting of such stock) are held by a third party (including a voting trust) other than an agent of such person.

          11. At the time of the Merger, EMHC will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in EMHC that, if exercised or converted, would affect Evergreen's Control of EMHC.

          12. EMHC has no plan or intention to liquidate or to merge with and into another corporation after the Merger.

          13. EMHC will not issue any stock pursuant to the Merger.

          14. EMHC has no plan or intention: (i) to liquidate EMCLA; (ii) to merge EMCLA with and into another corporation (including EMHC) after the Subsidiary Merger; (iii) to cause EMCLA to redeem or otherwise acquire any EMCLA stock issued in the Subsidiary Merger or (iv) to sell or otherwise dispose of the stock of EMCLA.

          15. Evergreen will issue the Evergreen stock that is to be received by each Company shareholder in the Merger.

          16. The Merger Agreement represents the full and complete agreement among Evergreen, EMHC, EMCLA, the Company and Radio Broadcasting regarding the Merger and the Subsidiary Merger, and there are no other written or oral agreements regarding the Merger or the Subsidiary Merger other than those expressly referred to in the Merger Agreement.

     IN WITNESS WHEREOF, EMHC has executed this Certificate on this   day of
          , 1997.

                                            EVERGREEN MEZZANINE HOLDINGS
                                            CORPORATION

                                            By:
                                            ------------------------------------

                                      A-F-2

                                                                       EXHIBIT G

                   EVERGREEN MEDIA CORPORATION OF LOS ANGELES

                                  CERTIFICATE

     In connection with your tax opinion dated             , 1997, regarding
certain federal income tax consequences of the merger (the "Subsidiary Merger") of Chancellor Radio Broadcasting Company, a Delaware corporation ("Radio Broadcasting"), with and into Evergreen Media Corporation of Los Angeles, a Delaware corporation ("EMCLA"), pursuant to the Amended and Restated Agreement and Plan of Merger dated as of July 31, 1997 (the "Merger Agreement"), and recognizing that you will rely on this Certificate in delivering said opinion, EMCLA hereby represents that the facts relating to the Subsidiary Merger, as such facts are described in the Registration Statement of Evergreen filed with
the Securities and Exchange Commission (the "Commission") on             , 1997
(and all amendments thereto), are, insofar as such facts pertain to EMCLA, true, correct, and complete in all material respects in accordance with applicable rules of the Commission.

     EMCLA further represents the following:

          1. The fair market value of the EMCLA stock and cash, if any, to be received (actually or constructively) by each Radio Broadcasting shareholder will be approximately equal to the fair market value of the Radio Broadcasting stock surrendered in the exchange.

          2. EMCLA has no plan or intention to redeem or otherwise reacquire any EMCLA stock issued in the Merger.

          3. EMCLA has no plan or intention to sell or otherwise dispose of any of the assets of Radio Broadcasting to be acquired in the Subsidiary Merger, except for dispositions made in the ordinary course of business or transfers to a direct wholly-owned subsidiary of EMCLA.(1)

          4. Following the Subsidiary Merger, EMCLA will continue the historic business of Radio Broadcasting or use a significant portion of Radio Broadcasting's historic business assets in EMCLA's business.

          5. EMCLA, Radio Broadcasting and the shareholders of Radio Broadcasting will pay their respective expenses, if any, incurred in connection with the Subsidiary Merger.

          6. There is no intercorporate indebtedness existing between Radio Broadcasting and EMCLA that was issued, acquired, or will be settled at a discount.

          7. None of the compensation to be received by any shareholder-employee of Radio Broadcasting will be separate consideration for, or allocable to, any of their shares of Radio Broadcasting stock; none of the shares of EMCLA stock to be received by any such shareholder-employee will be separate consideration for, or allocable to, any employment agreement; and the compensation to be paid to any such shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

          8. EMCLA does not own, nor has EMCLA owned during the past five years, more than a de minimis number of shares of stock of Radio Broadcasting.

          9. EMCLA is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code of 1986, as amended (the "Code").

          10. EMCLA is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

---------------

1 May be modified on delivery of certificate to exclude any asset disposition not in the ordinary course, provided, however, that any such disposition does not prevent counsel for EMCLA and Radio Broadcasting from delivering the opinions required by Sections 6.2(c) and 6.3(c) of the Merger Agreement.

                                      A-G-1

          11. The fair market value of the assets of Radio Broadcasting to be transferred to EMCLA will equal or exceed the sum of the liabilities to be assumed by EMCLA plus the amount of liabilities, if any, to which the transferred assets are subject.

          12. The Merger Agreement represents the full and complete agreement among EMCLA and Radio Broadcasting regarding the Subsidiary Merger, and there are no other written or oral agreements regarding the Subsidiary Merger other than those expressly referred to in the Merger Agreement.

     IN WITNESS WHEREOF, EMCLA has executed this Certificate on this      day of
          , 1997.

                                            EVERGREEN MEDIA CORPORATION
                                            OF LOS ANGELES

                                            By:

                                            ------------------------------------

                                      A-G-2

                                                                       EXHIBIT H

                                           , 1997

Evergreen Media Corporation
413 East Las Colinas Boulevard
Suite 1130
Irving, Texas 75039

Ladies & Gentlemen:

     You have requested our opinion regarding certain federal income tax consequences of (i) the merger (the "Merger") of Chancellor Broadcasting Company, a Delaware corporation (the "Company"), with and into Evergreen Mezzanine Holdings Corporation, a Delaware corporation ("EMHC"), and a direct wholly-owned subsidiary of Evergreen Media Corporation, a Delaware corporation ("Evergreen"), and (ii) the merger (the "Subsidiary Merger") of Chancellor Radio Broadcasting Company, a Delaware corporation ("Radio Broadcasting"), with and into Evergreen Media Corporation of Los Angeles, a Delaware corporation ("EMCLA").

     In formulating our opinion, we examined such documents as we deemed appropriate, including the Amended and Restated Agreement and Plan of Merger among the Company, Radio Broadcasting, Evergreen, EMHC and EMCLA dated as of July 31, 1997 (the "Merger Agreement"), the Joint Proxy Statement/Prospectus filed by the Company, Radio Broadcasting, Evergreen, EMHC and EMCLA on
            , 1997 (the "Joint Proxy Statement"), and the Registration Statement
on Form S-4, as filed by Evergreen with the SEC on             , 1997, in which
the Joint Proxy Statement/Prospectus is included as a prospectus (with all amendments thereto, the "Registration Statement"). In addition, we have obtained such additional information as we deemed relevant and necessary through consultation with various officers and representatives of the Company, Radio Broadcasting, Evergreen, EMHC and EMCLA.

     Our opinion set forth below assumes (1) the accuracy of the statements and facts concerning the Merger and the Subsidiary Merger set forth in the Merger Agreement, the Joint Proxy Statement, and the Registration Statement, (2) the consummation of the Merger and the Subsidiary Merger in the manner contemplated by, and in accordance with the terms set forth in, the Merger Agreement, the Joint Proxy Statement and the Registration Statement and (3) the accuracy of (i) the representations made by the Company and by Radio Broadcasting, which are set forth in the Certificates delivered to us by the Company and Radio Broadcasting, dated the date hereof, (ii) the representations made by Evergreen, EMHC and by EMCLA which are set forth in the Certificate delivered to us by Evergreen, EMHC and EMCLA, dated the date hereof and (iii) the representations made by certain shareholders of the Company and of Radio Broadcasting in Certificates delivered to us by such persons, dated the date hereof.

     Based upon the facts and statements set forth above, our examination and review of the documents referred to above and subject to the assumptions set forth herein, we are of the opinion that for federal income tax purposes:

          1. The Merger and the Subsidiary Merger will each constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

          2. Each of the Company, Evergreen and EMHC will be a party to the Merger within the meaning of Section 368(b) of the Code.

          3. Each of Radio Broadcasting and EMCLA will be a party to the Subsidiary Merger within the meaning of Section 368(b) of the Code.

          4. No gain or loss will be recognized by the Company, Evergreen or EMHC as a result of the Merger.

          5. No gain or loss will be recognized by Radio Broadcasting or EMCLA as a result of the Subsidiary Merger.

                                      A-H-1

          6. No gain or loss will be recognized by holders of Evergreen Class A Common Stock or holders of Evergreen Class B Common Stock on the exchange of such shares for shares of Evergreen Common Stock pursuant to the Merger Agreement.

          7. No gain or loss will be recognized by holders of Evergreen Convertible Exchangeable Preferred Stock as a result of the Merger.

We express no opinion concerning any tax consequences of the Merger or the Subsidiary Merger other than those specifically set forth herein.

     Our opinion is based on current provisions of the Code, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or facts and circumstances surrounding the Merger or the Subsidiary Merger, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied, may affect the continuing validity of the opinions set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.

                                            Very truly yours,

                                      A-H-2

                                                                       EXHIBIT I

                                        , 1997

Chancellor Broadcasting Company
12655 N. Central Expressway
Suite 405
Dallas, Texas 75243

Ladies & Gentlemen:

     You have requested our opinion regarding certain federal income tax consequences of (i) the merger (the "Merger") of Chancellor Broadcasting Company, a Delaware corporation (the "Company"), with and into Evergreen Mezzanine Holdings Corporation, a Delaware corporation ("EMHC"), and a direct wholly-owned subsidiary of Evergreen Media Corporation, a Delaware corporation ("Evergreen"), and (ii) the merger (the "Subsidiary Merger") of Chancellor Radio Broadcasting Company, a Delaware corporation ("Radio Broadcasting"), with and into Evergreen Media Corporation of Los Angeles, a Delaware corporation ("EMCLA").

     In formulating our opinion, we examined such documents as we deemed appropriate, including the Amended and Restated Agreement and Plan of Merger among the Company, Radio Broadcasting, Evergreen, EMHC and EMCLA dated as of July 31, 1997 (the "Merger Agreement"), the Joint Proxy Statement and Prospectus (the "Joint Proxy Statement") included in the Registration Statement on Form S-4, as filed by Evergreen with the Securities and Exchange Commission on
       , 1997, in which the Joint Proxy Statement is included as a prospectus (with all amendments thereto, the "Registration Statement"). In addition, we have obtained such additional information as we have deemed relevant and necessary through consultation with various officers and representatives of the Company, Radio Broadcasting, Evergreen, EMHC and EMCLA.

     Our opinion set forth below assumes (1) the accuracy of the statements and facts concerning the Merger and the Subsidiary Merger set forth in the Merger Agreement, the Joint Proxy Statement, and the Registration Statement, (2) the consummation of the Merger and the Subsidiary Merger in the manner contemplated by, and in accordance with the terms set forth in, the Merger Agreement, the Joint Proxy Statement and the Registration Statement and (3) the accuracy of (i) the representations made by the Company and by Radio Broadcasting, which are set forth in the Certificates delivered to us by the Company and Radio Broadcasting, dated the date hereof, (ii) the representations made by Evergreen, EMHC and EMCLA which are set forth in the Certificate delivered to us by Evergreen, EMHC and EMCLA dated the date hereof, and (iii) the representations made by certain shareholders of the Company and of Radio Broadcasting in Certificates delivered to us by such persons, dated the date hereof.

     Based on the facts and statements set forth above, our examination and review of the documents referred to above and subject to the assumptions set forth above, we are of the opinion that for federal income tax purposes:

          1. The Merger and the Subsidiary Merger will each constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

          2. No gain or loss will be recognized by stockholders of the Company with respect to shares of common stock of Evergreen received in the Merger in exchange for shares of common stock of the Company, or with respect to shares of Evergreen convertible preferred stock received in the Merger in exchange for shares of Company convertible preferred stock, except with respect to cash received by dissenters or in lieu of fractional shares of Evergreen common stock.

          3. No gain or loss will be recognized by stockholders of Radio Broadcasting with respect to shares of EMCLA preferred stock received in the Subsidiary Merger in exchange for shares of Radio Broadcasting preferred stock, except with respect to cash received by dissenters.

We express no opinion concerning any tax consequences of the Merger or the Subsidiary Merger other than those specifically set forth herein.

                                      A-I-1

     Our opinion is based on current provisions of the Code, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or in the facts and circumstances surrounding the Merger or the Subsidiary Merger, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied, may affect the continuing validity of the opinions set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.

                                            Very truly yours,

                                      A-I-2